UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 24, 2022

Cutera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices, including zip code)

(415) 657-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On May 24, 2022, Cutera, Inc. (the “Company”) issued a press release announcing its intention to offer convertible senior notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act (the “Act”) and in a concurrent private placement pursuant to Section 4(a)(2) under the Act (collectively, the “Offering”). In connection with the Offering, the Company is providing the following Non-GAAP financial data and a reconciliation to GAAP.

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31, 2020
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal -Former CFO Settlement/Lutronic	Other Adjustments	Non-GAAP
Net revenue	$147,683	—	—	—	—	—	—	$147,683
Cost of revenue	71,911	(591)	(1,665)	—	(318)	—	275	69,612

Gross margin	75,772	591	1,665	—	318	—	(275)	78,071
Gross margin %	51.3%							52.9%
Operating expenses:
Sales and marketing	52,766	(3,136)	(3,384)	—	(274)	—	—	45,972
Research and development	14,322	(149)	(1,670)	—	(130)	—	—	12,373
General and administrative	31,512	(111)	(3,390)	(1,139)	(101)	(1,925)	(324)	24,522

Total operating expenses	98,600	(3,396)	(8,444)	(1,139)	(505)	(1,925)	(324)	82,867

Adjusted EBITDA	$(22,828)	$3,987	$10,109	$1,139	$823	$1,925	$49	$(4,796)

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Twelve Months Ended December 31, 2021
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal - Lutronic	Other Adjustments	Non-GAAP
Net revenue	$231,270	—	—	—	—	—	—	$231,270
Cost of revenue	98,165	(526)	(1,408)	—	—	—	791	97,022

Gross margin	133,105	526	1,408	—	—	—	(791)	134,248
Gross margin %	57.6%							58.0%
Operating expenses:
Sales and marketing	76,762	(2,420)	(3,160)	(182)	(638)	—	—	70,362
Research and development	21,568	(182)	(2,784)	—	—	—	—	18,602
General and administrative	32,945	(60)	(5,820)	(1,316)	—	(1,201)	—	24,548

Total operating expenses	131,275	(2,662)	(11,764)	(1,498)	(638)	(1,201)	—	113,512

Adjusted EBITDA	$1,830	$3,188	$13,172	$1,498	$638	$1,201	$(791)	$20,736

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2022
	GAAP	Depreciation and Amortization	Stock-Based Compensation	ERP Implementation	Legal - Lutronic	Non-GAAP
Net revenue	$58,014	$—	$—	$—	$—	$58,014
Cost of revenue	26,226	(76)	(459)	—	—	25,691

Gross margin	31,788	76	459	—	—	32,323
Gross margin %	54.8%					55.7%
Operating expenses:
Sales and marketing	24,944	(820)	(576)	—	—	23,548
Research and development	6,499	(45)	(980)	—	—	5,474
General and administrative	13,502	(138)	(2,028)	(3,976)	(254)	7,106

Total operating expenses	44,945	(1,003)	(3,584)	(3,976)	(254)	36,128

Adjusted EBITDA	$(13,157)	$1,079	$4,043	$3,976	$254	$(3,805)

Item 8.01.	Other Events.

In connection with the Offering, the Company has updated certain market opportunity information as provided below:

The Company estimates the global aesthetic medicine market to be $12.4 billion with 86 million procedures on an annual basis with an approximate 10% five-year global market compound annual growth rate. The Company also estimates the U.S. acne treatment market to be $4.3 billion with approximately 54 million individuals in the U.S. affected by acne annually and greater than 455 active acne patients per dermatologist in the United States. Of the approximately 54 million acne patients in the United States, approximately 8.5 million of these patients have moderate to severe acne.    The Company’s AviClear device recently received U.S. Food and Drug Administration 510(k) clearance for the treatment of mild, moderate and severe acne. The Company estimates that approximately 18 million acne patients in the U.S. are teenage females, 21 million are teenage males, 10 million are adult females and 5 million are adult males and 11%, 23%, 8% and 18%, respectively, have moderate or severe acne. The Company further estimates that there are 12,518 dermatologists and approximately 7,800 dermatology practices in the United States.

In connection with the Offering, the Company has updated its risk factors as provided below:

RISK FACTORS

An investment in the notes involves significant risks and the Company’s operations and financial results are subject to various risks and uncertainties including those described below. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this offering memorandum from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and subsequent periodic filings with the SEC. The risks and uncertainties described below and incorporated by reference in this offering memorandum are not the only ones the Company faces. Additional risks and uncertainties that the Company is unaware of, or that the Company currently believes are not material, may also become important factors that adversely affect the Company’s business. If any of the following risks or others not specified below materialize, the Company’s business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of the notes and the common stock, if any, issuable upon conversion of the notes could decline, which could cause you to lose part or all of your investment.

Risks Related to the Company’s Business and Industry

Growing inflation, global supply chain disruption and other increased operating costs could materially and adversely affect the Company’s results of operations.

Growing inflation, global supply chain disruptions, interest rate increases, civil unrest, tariffs and government regulations, which are beyond the Company’s control, could adversely affect operating costs and administrative expenses such as wages, benefits, supplies and inventory costs, insurance costs and costs of borrowing. Any such increase could impact results of operations and cash flows if the Company does not choose, or is unable, to pass the increased costs to its customers.

Additionally, the Company relies on a limited number of suppliers for certain components in its products. The Company’s ability to secure such components from alternative sources as needed may be time-consuming or expensive or may cause a temporary disruption in the Company’s supply chain. Increasingly during 2020 and 2021, the delivery times were extended on certain components. Shortages or interruptions in the supply chain could occur for reasons within or beyond the control of the Company and the supplier. Decreased fuel supplies resulting from the continued war in the Ukraine are anticipated to increase fuel prices, which may adversely impact the Company’s transportation costs for its products and personnel. Any shortage or interruption to the Company’s supply chain could reduce its sales and profit margins, which in turn may materially and adversely affect its business and results of operations.

The effects of the COVID-19 pandemic have affected how the Company and their customers are operating its businesses, and the duration and extent to which this will impact the Company’s future results of operations and overall financial performance remains uncertain.

The COVID-19 outbreak and related variants have negatively affected the United States and global economies. The spread of the coronavirus impacted the global economy broadly in 2020 and 2021, as a result of restrictions on travel, shifting work forces to work remotely and implementing quarantine policies. These factors had a material economic effect on the Company’s business during the year ended December 31, 2021. Healthcare facilities in many countries effectively banned elective procedures and this had a significant impact on the Company. Many of the Company’s products are used in aesthetic elective procedures and as such, the bans on elective procedures substantially reduced the Company’s sales and marketing efforts in the early months of the pandemic and led the Company to implement cost control measures. Although the Company’s revenues and profits have improved recently, the COVID-19 pandemic continues to be fluid, and the long-term impact on the Company’s business due to COVID-19 is still uncertain. The Company cannot presently predict the scope and severity of any impacts in future periods from business shutdowns or disruptions due to the COVID-19 pandemic, but the impact on economic activity, including the possibility of recession or financial market instability, could have a material adverse effect on the Company’s business, revenue, operating results, cash flows and financial condition.

The increase in sales of skincare products in Japan may be temporary and sales of Skincare products may decline in the future.

During 2020 and 2021, the Company experienced a significant increase in sales of skincare products under the exclusive distribution agreement with ZO Skin Health, Inc. (“ZO”) which allows the Company to sell ZO’s skincare products in Japan. The reason for the increase in skincare products sales might have been the result of changes in customers’ spending habits to purchase more aesthetic treatments which could be applied at home due to limitations on in-person aesthetic procedures, social distancing and mask wearing requirements due to the COVID-19 pandemic. Future growth in sales of skincare products depends on the customers’ spending habits, which may change back to original spending habits after the COVID-19 pandemic. Such changes may have a material adverse effect on the Company’s revenue, operating results and cash flows.

The Company’s ability to report timely and accurate information could be negatively impacted by its implementation of a new accounting and enterprise resource planning (“ERP”) system.

The Company recently implemented a new accounting and ERP system. An ERP system is intended to combine and streamline the management of the Company’s financial, accounting, human resources, sales and marketing and other functions, enabling it to manage operations and track performance more effectively. However, an ERP system will likely require the Company to complete many processes and procedures for the effective use of the system or to run its business using the system, which may result in substantial costs. The Company’s business and results of operations may be adversely affected if it experiences operating problems or cost overruns following the implementation process, or if the systems and the associated process changes do not give rise to the benefits that it expects. If the Company does not effectively maintain or integrate the ERP system as planned or if the systems do not operate as intended, it may adversely affect the Company’s ability to manage and run its business operations, file reports with the SEC in a timely manner, and/or otherwise affect its internal control environment. Any of these consequences could result in unanticipated costs and diversion of management attention and have an adverse effect on the Company’s results of operations and financial condition.

The Company currently relies on third-party contract manufacturers (“CMs”) to produce certain systems. This reliance on CMs increases the risk that the Company will not have sufficient supply or that such supply will not be available to the Company at an acceptable cost, which may have a material adverse effect on the Company’s business.

The Company has entered into arrangements with third-party CMs to produce and deliver fully assembled systems ready for direct shipment to its customers. The Company may experience supply shortfalls or delays in shipping products to its customers if the Company’s CMs experience delays, disruptions, quality control problems in their manufacturing operations, or if the Company has to change or add manufacturers or contract manufacturing locations. Even if products are available, the Company may be unable to obtain sufficient quantities at an acceptable cost or quality. Although the Company has contracts with its manufacturers that include terms to protect it in the event of early termination, the Company may not have adequate time to transition all of its manufacturing needs to an alternative manufacturer under comparable commercial terms. As well, a significant portion of the Company’s manufacturing is performed in foreign countries and is therefore subject to risks associated with doing business outside of the U.S., including import restrictions, export restrictions, disruptions to its supply chain, cyberattacks, pandemics, regional climate-related events, or regional conflicts. The failure by the Company or its CMs to produce sufficient quantities at acceptable cost and quality may have a material adverse effect on the Company’s business.

If defects are discovered in the Company’s products, the Company may incur additional unforeseen costs, customers may not purchase the Company’s products and the Company’s reputation may suffer.

The Company’s success depends on the quality and reliability of its products. The Company’s products incorporate different components including optical components, and other medical device software, any of which may contain errors or exhibit failures, especially when products are first introduced. In addition, new products or enhancements may contain undetected errors or performance problems that, despite testing, are discovered only after commercial shipment. Because the Company’s products are designed to be used to perform complex surgical procedures, due to the serious and costly consequences of product failure, the Company and its customers have an increased sensitivity to such defects. In the past, the Company has voluntarily recalled certain products. Although the Company’s products are subject to stringent quality processes and controls, the Company cannot provide assurance that its products will not experience component aging, errors, or performance problems. If the Company experiences product flaws or performance problems, any or all of the following could occur:

•	delays in product shipments;

•	loss of revenue;

•	delay in market acceptance;

•	diversion of the Company’s resources;

•	damage to the Company’s reputation;

•	product recalls;

•	regulatory actions;

•	increased service or warranty costs; or

•	product liability claims.

Costs associated with product flaws or performance problems could have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

The success and continuing development of the Company’s products depends, in part, upon maintaining strong relationships with physicians and other healthcare professionals.

If the Company fails to maintain the Company’s working relationships with physicians and other ancillary healthcare and aesthetic professionals, the Company’s products may not be developed and marketed in line with the needs and expectations of the professionals who use and support the Company’s products. Physicians assist the Company as researchers, marketing consultants, product consultants, and public speakers, and the Company relies on these professionals to provide the Company with considerable knowledge and experience. If the Company is unable to maintain these strong relationships, the development and marketing of the Company’s products could suffer, which could have a material adverse effect on the Company’s consolidated financial condition and results of operations.

The Company relies heavily on its sales professionals to market and sell its products worldwide. If the Company is unable to hire, effectively train, manage, improve the productivity of, and retain the Company’s sales professionals, the Company’s business will be harmed, which would impair its future revenue and profitability.

The Company’s success largely depends on the Company’s ability to hire, train, manage, and improve the productivity levels of the Company’s sales professionals worldwide. Because of the Company’s focus on non-core practitioners in the past, several of its sales professionals do not have established relationships with the core market, consisting of dermatologists and plastic surgeons, or where those relationships exist, they are not appropriately strong.

Competition for sales professionals who are familiar with, and trained to sell in, the aesthetic equipment market continues to be robust. As a result, the Company occasionally loses its salespeople to competitors. The Company’s industry is characterized by a few established companies that compete vigorously for talented sales professionals. Some of its sales professionals leave the Company for jobs that they perceive to be better opportunities, both within and outside of the aesthetic industry. For instance, in 2020, the Company experienced significant turnover of the Company’s sales professionals, including several people in key sales leadership positions. Most of these sales professionals went to work for a competitor and the loss of these sales professionals negatively impacted the Company’s sales performance until the Company was able to hire and train replacement personnel. The Company believes it has adequate measures in place to protect the Company’s proprietary and confidential information when employees leave the Company, however the ability to enforce these measures varies from jurisdiction to jurisdiction and the Company must make a case-by-case decision regarding legal enforcement action. For instance, covenants not-to-compete are not allowed in many states, and if allowed, are difficult to enforce in many jurisdictions. Furthermore, such legal enforcement actions are expensive and the Company cannot give any assurance that these enforcement actions will be successful.

However, the Company also continues to hire and train new salespeople, including several from the Company’s competitors. Several of the Company’s sales employees and sales management are recently hired or transferred into different roles, and it will take time for them to be fully trained to improve their productivity. In addition, due to the competition for sales professionals in the Company’s industry, the Company also recruits sales professionals from outside the industry. Sales professionals from outside the industry typically take longer to train and become familiar with the Company’s products and the procedures in which they are used. As a result of a lack of industry knowledge, these sales professionals may take longer to become productive members of the Company’s sales force.

It takes time for the sales professionals to become productive following their training and there can be no assurance that the newly recruited sales professionals will be adequately trained in a timely manner, or that the Company direct sales productivity will improve, or that the Company will not experience significant levels of attrition in the future.

Measures the Company implements in an effort to recruit, retain, train and manage the Company’s sales professionals, strengthen their relationships with core market physicians, and improve their productivity may not be successful and may instead contribute to instability in its operations, additional departures from the Company’s sales organization, or further reduce the Company’s revenue and harm the Company’s business. If the Company is not able to improve the productivity and retention of the Company’s North American and international sales professionals, then the Company’s total revenue, profitability and the trading price of the notes and the common stock may be adversely impacted.

The Company recently launched an energy-based solution for the treatment of acne and can provide no assurance that the device will be widely adopted by customers or their patients.

In April 2022, the Company launched AviClear, an energy-based device for the treatment of acne. The Company’s ability to achieve and maintain market acceptance of the AviClear will depend on a number of factors and the Company expects that AviClear will be subject to the market forces and adoption curves common to other new aesthetic technologies. Other factors in achieving commercial market acceptance, include:

•	the Company’s ability to market and increase awareness of the capabilities of AviClear;

•	the ability of AviClear to perform as intended in the hands of customers;

•	willingness of customers to invest in and adopt new products and their patients to adopt new treatments;

•	AviClear’s ease of use and whether it reliably provides advantages over other alternative treatments;

•	the price the Company charges for the AviClear system;

•	if competitors develop and commercialize products that perform similar functions as AviClear; and

•	the Company’s ability to establish and manage a sufficient or effective sales force for AviClear in a timely or cost-effective manner.

The Company cannot provide any assurances that it will be successful in addressing these criteria or other criteria that might affect the market acceptance of AviClear. If the Company is unsuccessful in achieving and maintaining market acceptance of AviClear, its business, financial condition and results of operations would be adversely affected.

The aesthetic equipment market is characterized by rapid innovation. To compete effectively, the Company must develop and/or acquire new products, seek regulatory clearance, market them successfully, and identify new markets for the Company’s technology.

The aesthetic light and energy-based treatment system industry is subject to continuous technological development and product innovation. If the Company does not continue to innovate and develop new products and applications, the Company’s competitive position will likely deteriorate as other companies successfully design and commercialize new products and applications or enhancements to the Company’s current products. The Company created products to apply the Company’s technology to body contouring, hair removal, treatment of veins, tattoo removal and skin revitalization, including the treatment of diffuse redness, fine lines and wrinkles via hemostasis and coagulation, skin texture, pore size and benign pigmented lesions, etc. For example, the Company introduced Secret RF, a fractional RF microneedling device for skin revitalization, in January 2018, enlighten SR in April 2018, truSculpt iD in July 2018, excel V+ in February 2019, truSculpt flex in June 2019, and the Secret Pro, a device combining the benefits of RF microneedling with the capabilities of a fractional, ablative CO2 laser in September of 2020. In 2021, the Company introduced truSculpt flex+, a treatment mode of muscle sculpting that decreased the treatment time of truSculpt flex from 45 minutes to approximately 15 minutes. To grow in the future, the Company must continue to develop and/or acquire new and innovative aesthetic products and applications, identify new markets, and successfully launch the newly acquired or developed product offerings.

To successfully expand the Company’s product offerings, the Company must, among other things:

•	develop or otherwise acquire new products that either add to or significantly improve the Company’s current product offerings;

•	obtain regulatory clearance for these new products;

•	convince the Company’s existing and prospective customers that the Company’s product offerings are an attractive revenue-generating addition to their practice;

•	sell the Company’s product offerings to a broad customer base;

•	identify new markets and alternative applications for the Company’s technology;

•	protect the Company’s existing and future products with defensible intellectual property; and

•	satisfy and maintain all regulatory requirements for commercialization.

Historically, product introductions have been a significant component of the Company’s financial performance. To be successful in the aesthetics industry, the Company believes it needs to continue to innovate. The Company’s business strategy is based, in part, on its expectation that the Company will continue to increase or enhance its product offerings. The Company needs to continue to devote substantial research and development resources to make new product introductions, which can be costly and time consuming to its organization.

The Company also believes that, to increase revenue from sales of new products, the Company needs to continue to develop its clinical support, further expand and nurture relationships with industry thought leaders, and increase market awareness of the benefits of its new products. However, even with a significant investment in research and development, the Company may be unable to continue to develop, acquire or effectively launch and market new products and technologies regularly, or at all. If the Company fails to successfully commercialize new products or enhancements, its business may be harmed.

While the Company attempts to protect its products through patents and other intellectual property, there are few barriers to entry that would prevent new entrants or existing competitors from developing products that compete directly with the Company’s. The Company expects that any competitive advantage the Company may enjoy from current and future innovations may diminish over time as companies successfully respond to the Company’s, or create their own, innovations. Consequently, the Company believes that it will have to continuously innovate and improve the Company’s products and technology to compete successfully. If the Company is unable to innovate successfully, its products could become obsolete and its revenue could decline as its customers and prospective customers purchase its competitors’ products.

Demand for the Company’s products in any of the Company’s markets could be weakened by several factors, including:

•	inability to develop and market the Company’s products to the core market specialties of dermatologists and plastic surgeons;

•	poor financial performance of market segments that attempt to introduce aesthetic procedures to their businesses;

•	the inability to differentiate the Company’s products from those of the Company’s competitors;

•	competitive threat from new innovations and product introductions;

•	reduced patient demand for elective aesthetic procedures;

•	failure to build and maintain relationships with opinion leaders within the various market segments; and

•	the lack of credit financing, or an increase in the cost of borrowing, for some of the Company’s potential customers.

If the Company does not achieve anticipated demand for the Company’s products, there could be a material adverse effect on its total revenue, profitability, employee retention and the trading price of the notes and the common stock.

The Company depends on skilled and experienced personnel to operate its global business effectively. Changes to management or the inability to recruit, hire, train and retain qualified personnel, could harm the Company’s ability to successfully manage, develop and expand its business, which would impair the Company’s future revenue and profitability.

The Company’s success largely depends on the skills, experience and efforts of the Company’s officers and other key employees. The loss of any of the Company’s executive officers could weaken its management expertise and harm the Company’s business, and it may not be able to find adequate replacements on a timely basis, or at all. Except for Change of Control and Severance Agreements for the Company’s executive officers and a few key employees, the Company does not have employment contracts with any of its officers or other key employees. Any of the Company’s officers and other key employees may terminate their employment at any time and their knowledge of the Company’s business and industry may be difficult to replace. The Company does not have a succession plan in place for each of its officers and key employees. In addition, the Company does not maintain “key person” life insurance policies covering any of the Company’s employees.

In addition to dependence on the Company’s officers and key employees, the Company is highly dependent on other sales and scientific personnel. For example, in the first quarter of 2020 the Company experienced turnover of its sales professionals, including several people in key sales leadership positions. Most of these sales professionals went to work for a competitor. Additionally, the Company’s product development plans depend, in part, on the Company’s ability to attract and retain engineers with experience in medical devices. Attracting and retaining qualified personnel will be critical to the Company’s success, and competition for qualified personnel is intense. The Company may not be able to attract and retain personnel on acceptable terms given the competition for such personnel among technology and healthcare companies and universities. The loss of any of these persons or the Company’s inability to attract, train and retain qualified personnel could harm the Company’s business and the Company’s ability to compete and become profitable.

Security breaches, cyber-security incidents and other disruptions could compromise the Company’s information and impact the Company’s business, financial condition or results of operations.

The Company relies on networks, information management software and other technology, or information systems, including the Internet and third-party hosted services, to support a variety of business processes and activities, including procurement and supply chain, manufacturing, distribution, invoicing, order processing and collection of payments. The Company uses information systems to process financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal and tax requirements. In addition, the Company depends on information systems for digital marketing activities and electronic communications among the Company’s locations around the world and between company personnel as well as customers and suppliers. Because information systems are critical to many of the Company’s operating activities, the Company’s business processes may be impacted by system shutdowns or service disruptions. These disruptions may be caused by failures during routine operations such as system upgrades or user errors, as well as network or hardware failures, malicious or disruptive software, computer hackers, geopolitical events, natural disasters, failures or impairments of telecommunications networks, or other catastrophic events. These events could result in unauthorized disclosure of material confidential information. If the Company’s information systems suffer severe damage, disruption or shutdown and the Company business continuity plans do not effectively resolve the issues in a timely manner, the Company could experience delays in reporting the Company’s financial results and the Company may lose revenue and profits as a result of the Company’s inability to timely manufacture, distribute, invoice and collect payments. Misuse, leakage or falsification of information could result in a violation of data privacy laws and regulations and damage the Company’s reputation and credibility, and could expose the Company to liability. The Company may also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and information systems. Like most major corporations, the Company’s information systems are a target of attacks.

A cyber security attack or other incident that bypasses the Company’s information systems security could cause a security breach which may lead to a material disruption to the Company’s information systems infrastructure or business and may involve a significant loss of business or patient health information. If a cyber security attack or other unauthorized attempt to access the Company’s systems or facilities were successful, it could result in the theft, destruction, loss, misappropriation or release of confidential information or intellectual property, and could cause operational or business delays that may materially impact the Company’s ability to provide various healthcare services. Any successful cyber security attack or other unauthorized attempt to access the Company’s systems or facilities also could result in negative publicity which could damage the Company’s reputation or brand with the Company’s patients, referral sources, payors or other third parties and could subject the Company to a number of adverse consequences, the vast majority of which are not insurable, including but not limited to disruptions in the Company’s operations, regulatory and other civil and criminal penalties, fines, investigations and enforcement actions (including, but not limited to, those arising from the SEC, Federal Trade Commission, Office of Civil Rights, the Office of Inspector General or state attorneys general), fines, private litigation with those affected by the data breach, loss of customers, disputes with payors and increased operating expense, which either individually or in the aggregate could have a material adverse effect on the Company’s business, financial position, results of operations and liquidity.

The Company has not had any disruptions to its information systems that have materially affected its business, financial condition or results of operations. However, there can be no assurance that such disruptions may occur and have a material adverse effect on the Company in the future.

Changes in accounting standards and estimates could have a material adverse effect on the Company’s results of operations and financial position.

Generally accepted accounting principles and the related authoritative guidance for many aspects of the Company’s business, including revenue recognition, inventories, warranties, leases, income taxes, expected credit losses, fair-value measurements, and stock-based compensation, are complex and involve subjective judgments. Changes in these rules or changes in the underlying estimates, assumptions or judgments by the Company’s management could have a material adverse effect on the Company’s results of operations and may retroactively affect previously reported results.

The Company’s ability to access credit on favorable terms, if necessary, for the funding of the Company’s operations and capital projects may be limited due to changes in credit markets.

On July 9, 2020, the Company terminated its Wells Fargo Revolving Line of Credit and subsequently entered into a Loan and Security Agreement with Silicon Valley Bank (the “senior credit facility”). The agreement provides for a four-year secured revolving loan facility in an aggregate principal amount of up to $30.0 million. The senior credit facility matures on July 9, 2024. As of March 31, 2022, the Company had not drawn on this credit facility.

A violation of any of the covenants could result in a default under the senior credit facility that would permit Silicon Valley Bank to restrict the Company’s ability to further access the revolving line of credit for loans and letters of credit and require the immediate repayment of any outstanding loans under the agreement. In addition, these covenants are subject to renegotiation at the beginning of each fiscal year, which further reduces the Company’s ability to anticipate whether this source of capital will continue to be available in the near term.

Additionally, in the past, the credit markets and the financial services industry have experienced disruption characterized by the bankruptcy, failure, collapse or sale of various financial institutions, increased volatility in securities prices, diminished liquidity and credit availability and intervention from the U.S. and other governments. Continued concerns about the systemic impact of potential long-term or widespread downturn, energy costs, geopolitical issues, the availability and cost of credit, the global commercial and residential real estate markets and related mortgage markets and reduced consumer confidence have contributed to increased market volatility. The cost and availability of credit has been and may continue to be adversely affected by these conditions. The Company cannot be certain that funding for the Company’s capital needs will be available from the Company’s existing financial institutions and the credit markets if needed, and if available, to the extent required and on acceptable terms. The senior credit facility terminates on July 9, 2024 and if the Company cannot renew or refinance this facility or obtain funding when needed, in each case on acceptable terms, such conditions may have an adverse effect on the Company’s revenues and results of operations.

Covenants in the senior credit facility may restrict the Company’s operations, and if the Company does not effectively manage its business to comply with these covenants, its financial condition could be adversely impacted.

The senior credit facility contains various restrictive covenants, including, among other things, minimum liquidity and revenue requirements, restrictions on the Company’s ability to dispose of assets, make acquisitions or investments, incur debt or liens, make distributions to its stockholders, or enter into certain types of related party transactions. These restrictions may restrict the Company’s current and future operations, particularly the Company’s ability to respond to certain changes in its business or industry, or take future actions. Pursuant to the senior credit facility, the Company granted the parties thereto a security interest in substantially all of its assets. See Note 12 of the notes to the Company’s consolidated financial statements and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Company’s ability to comply with these restrictive covenants can be impacted by events beyond the Company’s control and the Company may be unable to do so. The Company’s senior credit facility provides that its breaches or failure to satisfy certain covenants constitutes an event of default. Upon the occurrence of an event of default, the Company’s lenders could elect to declare all amounts outstanding under its debt agreements to be immediately due and payable. In addition, the Company’s lenders would have the right to proceed against the assets the Company provided as collateral pursuant to the senior credit facility. If the debt under its senior credit facility was to be accelerated, the Company may not have sufficient cash on hand or be able to sell sufficient collateral to repay it, which would have an immediate adverse effect on the Company’s business and operating results.

Macroeconomic political and market conditions, and catastrophic events may adversely affect the Company’s business, results of operations, financial condition and the trading price of the notes and the stock.

The Company’s business is influenced by a range of factors that are beyond the Company’s control, including:

•	general macro-economic and business conditions in the Company’s key markets of North America, Japan, Asia Pacific, the Middle East, Europe and Australia;

•	the lack of credit financing, or an increase in the cost of borrowing, for some of the Company’s potential customers due to increasing interest rates and lending requirements;

•	the overall demand for the Company’s products by the core market specialties of dermatologists and plastic surgeons;

•

the timing and success of new product introductions by the Company or the Company’s competitors or any other change in the competitive landscape of the market for non-surgical aesthetic procedures, including consolidation among the Company’s competitors;

•	the level of awareness of aesthetic procedures and the market adoption of the Company’s products;

•	changes in the Company’s pricing policies or those of the Company’s competitors;

•	governmental budgetary constraints or shifts in government spending priorities;

•	general political developments, both domestic and in the Company’s foreign markets, including economic and political uncertainty caused by elections;

•	natural disasters;

•	tax law changes;

•	currency exchange rate fluctuations; and

•	any trade restrictions or higher import taxes that may be imposed by foreign countries against products sold internationally by U.S. companies.

Macroeconomic developments, like global recessions and financial crises could negatively affect the Company’s business, operating results, or financial condition which, in turn, could adversely affect the trading price of the notes and the common stock. A general weakening of, and related declining corporate confidence in, the global economy or the curtailment in government or corporate spending could cause current or potential customers to reduce their budgets or be unable to fund product or upgrade application purchases, which could cause customers to delay, decrease or cancel purchases of the Company’s products and services or cause customers not to pay the Company or to delay paying the Company for previously purchased products and services.

In addition, political unrest in regions like the Middle East, terrorist attacks around the globe and the potential for other hostilities in various parts of the world, potential public health crises and natural disasters continue to contribute to a climate of economic and political uncertainty that could adversely affect the Company’s results of operations and financial condition, including the Company’s revenue growth and profitability.

Macroeconomic declines, negative political developments, adverse market conditions and catastrophic events may cause a decline in the Company’s revenue, negatively affect the Company’s operating results, adversely affect the Company’s cash flow and could result in a decline in the trading price of the notes and the common stock.

To successfully market and sell the Company’s products internationally, the Company must address many issues that are unique to the Company’s international business. Furthermore, international expansion is a key component of the Company’s growth strategy, although the Company’s international operations and foreign transactions expose the Company to additional operational challenges that the Company might not otherwise face.

The Company is focused on international expansion as a key component of its growth strategy and has identified specific areas of opportunity in various international markets. Revenue from customers outside of North America is a material component of the Company’s business strategy and represented 52% of its total revenue in 2021 compared to 53% of the Company’s total revenue in 2020. The Company employs a direct sales force in the major markets throughout Europe as well as Canada, Japan and Australia/New Zealand while using third-party distributors to sell its products in several other country in the Middle East, Asia, and South America in particular. The Company may be unable to increase or maintain its level of international revenue due to supply chain disruptions or loss of distributor relationship.

The Company experienced significant turnover of the Company’s North America sales team during the first quarter of 2020. Though these departures did not have an adverse effect on the Company’s international sales, they added additional pressure on the global sales team. While the Company continues to have a direct sales and service organization in Australia, New Zealand, Japan, France, Belgium, Spain, Germany, Switzerland and the United Kingdom, a significant portion of its international revenue is generated through its network of distributors. Though the Company continues to evaluate and replace non-performing distributors and has recently brought greater focus to collaboration with its distribution partners, there can be no assurance given that these initiatives will result in improved international revenue or profitability in the future.

To grow the Company’s business, it is essential to improve productivity in current sales territories and expand into new territories. However, direct sales productivity may not improve and distributors may not accept the Company’s business or commit the necessary resources to market and sell the Company’s products at the Company’s expectations. If the Company is not able to increase or maintain international revenue growth, the Company’s total revenue, profitability and the trading price of the notes and the common stock may be adversely impacted.

If the Company fails to renew any of its distribution agreements as they expire under the terms of the particular agreement, its revenues and cash flow may be adversely affected.

The Company’s business may suffer if any of its distribution partners terminates or otherwise fails to renew its distribution agreement with the Company and the Company is otherwise unable to replace such agreement with a distribution agreement containing similar terms.

Economic and other risks associated with international sales and operations could adversely affect the Company’s business.

In 2021, 52% of the Company’s total revenue was from customers outside of North America. The Company expects its sales from international operations and export sales to continue to be a significant portion of the Company’s revenue. The Company has placed a particular emphasis on increasing its growth and presence in international markets. The Company’s international operations and sales are subject, in varying degrees, to risks inherent in doing business outside the U.S. These risks include:

•	changes in trade protection measures, including embargoes, tariffs and other trade barriers, and import and export regulations and licensing requirements;

•	instability and uncertainties arising from the global geopolitical environment, such as economic nationalism, populism, protectionism and anti-global sentiment;

•	changes in tax laws and potential negative consequences from the interpretation, application and enforcement by governmental tax authorities of tax laws and policies;

•	unanticipated changes in other laws and regulations or in how such provisions are interpreted or administered;

•	reduced protection for intellectual property rights in some countries and practical difficulties of enforcing intellectual property and contract rights abroad;

•	possibility of unfavorable circumstances arising from host country laws or regulations, including those related to infrastructure and data transmission, security and privacy;

•	currency exchange rate fluctuations and restrictions on currency repatriation;

•	difficulties and expenses related to implementing internal control over financial reporting and disclosure controls and procedures;

•	disruption of sales from labor and political disturbances;

•	regional safety and security considerations;

•	increased costs and risks in developing, staffing and simultaneously managing global sales operations as a result of distance as well as language and cultural differences;

•	increased management, travel, infrastructure and legal compliance costs associated with having multiple international operations;

•	lengthy payment cycles and difficulty in collecting accounts receivable;

•	preference for locally-produced products, as well as protectionist laws and business practices that favor local companies;

•	outbreak or escalation of insurrection, armed conflict, terrorism or war; and

•	supply chain disruption or the loss of distributor relationships.

Changes in the geopolitical or economic environments in the countries in which the Company operates could have a material adverse effect on the Company’s financial condition, results of operations or cash flows. For example, changes in U.S. policy regarding international trade, including import and export regulation and international trade agreements, could also negatively impact the Company’s business. In 2018, the U.S. imposed tariffs on certain goods imported from China and certain other countries, which has resulted in retaliatory tariffs by China and other countries. Additional tariffs imposed by the U.S. on a broader range of imports, or further retaliatory trade measures taken by China or other countries in response, could adversely impact the Company’s financial condition and results of operations.

The Company’s global operations are required to comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), Chinese anti- corruption laws, U.K. Bribery Law, and similar anti-bribery laws in other jurisdictions, and with U.S. and foreign export control, trade embargo and customs laws. If the Company fails to comply with any of these laws, the Company could suffer civil and criminal sanctions.

Since January 1, 2021, the Medicines and Healthcare Products Regulatory Agency (“MHRA”) has been responsible for the UK medical device market. New regulations require medical devices to be registered with the MHRA. Manufacturers based outside the UK need to appoint a UK Responsible Person to register devices with the MHRA. By July 1, 2023, in the United Kingdom, all medical devices will require a UKCA (UK Conformity Assessed) mark, but CE marks issued by EU notified bodies will remain valid until this time. However, UKCA marking alone will not be recognized in the EU.

In addition to the general risks that the Company faces outside the U.S., the Company’s operations in emerging markets could involve additional uncertainties for the Company, including risks that governments may impose withholding or other taxes on remittances and other payments to the Company, or the amount of any such taxes may increase; governments may seek to nationalize the Company’s assets; or governments may impose or increase investment barriers or other restrictions affecting the Company’s business. In addition, emerging markets pose other uncertainties, including the difficulty of enforcing agreements, challenges collecting receivables, protection of the Company’s intellectual property and other assets, pressure on the pricing of the Company’s products and services, higher business conduct risks, ability to hire and retain qualified talent and risks of political instability. The Company cannot predict the impact such events might have on the Company’s business, financial condition and results of operations.

In addition, compliance with laws and regulations applicable to the Company’s international operations increases the Company’s cost of doing business in foreign jurisdictions. The Company may be unable to keep current with changes in foreign government requirements and laws as they change from time to time. Failure to comply with these regulations could have adverse effects on the Company’s business. In many foreign countries it is common for others to engage in business practices that are prohibited by the Company’s internal policies and procedures or U.S. regulations applicable to the Company. In addition, although the Company has implemented policies and procedures designed to ensure compliance with these laws and policies, there can be no assurance that all of the Company’s employees, contractors, distributors and agents will comply with these laws and policies. Violations of laws or key control policies by the Company’s employees, contractors, distributors or agents could result in delays in revenue recognition, financial reporting misstatements, fines, penalties, or the prohibition of the importation or exportation of the Company’s offerings and could have a material adverse effect on the Company’s business operations and financial results.

To successfully market and sell third party products internationally, the Company must address many issues that are unique to the related distribution arrangements which could reduce the Company’s available cash reserves and negatively impact the Company’s profitability.

The Company has entered into distribution arrangements pursuant to which the Company utilizes its sales force and distributors to sell products manufactured by other companies. In Japan, the Company has a non-exclusive right to distribute a Q-switched laser product manufactured by a third party OEM. The Company also has an exclusive agreement with ZO to distribute certain of their proprietary skincare products in Japan. Each of these agreements requires the Company to purchase annual minimum dollar amounts of their products. Additionally, the Company has entered into distribution arrangements with other companies to promote and sell the Secret RF products.

Each of these distribution agreements presents its own unique risks and challenges. For example, to sell skincare products the Company needs to invest in creating a sales structure that is experienced in the sale of such products and not in capital equipment. The Company needs to commit resources to train the Company’s sales force, obtain regulatory licenses, and develop new marketing materials to promote the sale of these products. In addition, the minimum commitments and other costs of distributing products manufactured by these companies may exceed the incremental revenue that the Company derives from the sale of their products, thereby negatively impacting the Company’s profitability and reducing the Company’s available cash reserves.

If the Company does not make the minimum purchases required in the distribution contracts, or if the third party manufacturer revokes the Company’s distribution rights, the Company could lose the distribution rights of the products, which would adversely affect the Company’s future revenue, results of operations, cash flows and the trading price of the notes and the common stock.

The Company offers credit terms to some qualified customers and also to leasing companies to finance the purchase of its products. In the event that any of these customers default on the amounts payable to the Company, its earnings may be adversely affected.

The Company generally offers credit terms of 30 to 90 days to qualified customers. In addition, from time to time, it offers certain key international distributors, with whom the Company has had an extended period of relationship and payment history, payment terms that are significantly longer than the regular 30 to 90 day terms. This allows such international distribution partners to have its products in stock and provide its products to customers on a timely basis.

While the Company believes it has an adequate basis to ensure that it collects its accounts receivable, the Company cannot provide any assurance that the financial position of customers to whom it has provided payment terms will not change adversely before the Company receives payment. In the event that there is a default by any of the customers to whom the Company has provided credit terms, the Company may recognize a credit loss provision write-off charge in the Company’s general and administrative expenses. If this write-off charge is material, it could negatively affect the Company’s future results of operations, cash flows and the trading price of the notes and the common stock.

Additionally, in the event of deterioration of general business conditions or the availability of credit, the financial strength and stability of the Company’s customers and potential customers may deteriorate over time, which may cause them to cancel or delay their purchase of its products. In addition, the Company may be subject to increased risk of non-payment of its accounts receivables. The Company may also be adversely affected by bankruptcies or other business failures of the Company’s customers and potential customers. A significant delay in the collection of funds or a reduction of funds collected may impact the Company’s liquidity or result in credit losses.

The Company’s ability to effectively compete and generate additional revenue from new and existing products depends upon the Company’s ability to distinguish the Company and its products from the competitors and their products, and to develop and effectively market new and existing products. The Company’s success is dependent on many factors, including the following:

•	speed of new and innovative product development;

•	effective strategy and execution of new product launches;

•	identification and development of clinical support for new indications of the Company’s existing products;

•	product performance;

•	product pricing;

•	quality of customer support;

•	development of successful distribution channels, both domestically and internationally; and

•	intellectual property protection.

To compete effectively, the Company has to demonstrate that its new and existing products are attractive alternatives to other devices and treatments, by differentiating the Company’s products on the basis of such factors as innovation, performance, brand name, service, and price. This is difficult to do, especially in a crowded aesthetic market. Some of the Company’s competitors have newer or different products and more established customer relationships than the Company does, which could inhibit the Company’s market penetration efforts. For example, the Company has encountered, and expects to continue to encounter, situations where, due to pre-existing relationships, potential customers decide to purchase additional products from the Company’s competitors. Potential customers also may need to recoup the cost of products that they have already purchased from the Company’s competitors and may decide not to purchase the Company’s products, or to delay such purchases. If the Company is unable to increase the Company’s market penetration or compete effectively, its revenue and profitability will be adversely impacted.

The Company competes against companies that offer alternative solutions to its products, have greater resources, or have a larger installed base of customers and broader product offerings than the Company’s. In addition, increased consolidation in the Company’s industry may lead to increased competition. If the Company is not able to effectively compete with these companies, it may harm its business.

The medical technology and aesthetic product markets are highly competitive and dynamic and are characterized by rapid and substantial technology development and product innovations. The Company’s products compete against conventional non-energy-based treatments, such as electrolysis, Botox and collagen injections, chemical peels, microdermabrasion and sclerotherapy. The Company’s products also compete against laser and other energy- based products offered by other companies. Further, other companies could introduce new products that are in direct competition with the Company’s products. The Company may also face competition from manufacturers of pharmaceutical and other products that have not yet been developed. Competition with these companies could result in reduced selling prices, reduced profit margins and loss of market share, any of which would harm the Company’s business, financial condition and results of operations.

There has been consolidation in the aesthetic industry leading to companies combining their resources, which increases competition and could result in increased downward pressure on the Company’s product prices. Consolidations have created newly-combined entities with greater financial resources, deeper sales channels and greater pricing flexibility than the Company. Rumored or actual consolidation of the Company’s partners and competitors could cause uncertainty and disruption to the Company’s business and can cause the trading price of the notes and the common stock to fluctuate.

If there is not sufficient consumer demand for the procedures performed with the Company’s products, practitioner demand for its products could be inhibited, resulting in unfavorable operating results and reduced growth potential.

Continued expansion of the global market for laser and other-energy-based aesthetic procedures is a material assumption of the Company’s business strategy. Most procedures performed using the Company’s products are elective procedures not reimbursable through government or private health insurance, with the costs borne by the patient. The decision to utilize the Company’s products may therefore be influenced by a number of factors, including:

•	consumer disposable income and access to consumer credit, which as a result of an unstable economy, may be significantly impacted;

•	the cost, safety and effectiveness of alternative treatments, including treatments which are not based upon laser or other energy-based technologies and treatments which use pharmaceutical products;

•	the success of the Company’s sales and marketing efforts; and

•	the education of the Company’s customers and patients on the benefits and uses of the Company’s products, compared to competitors’ products and technologies.

If, as a result of these factors, there is not sufficient demand for the procedures performed with the Company’s products, practitioner demand for the Company’s products could be reduced, which could have a material adverse effect on the Company’s business, financial condition, revenue and result of operations.

The Company’s products and its operations are subject to extensive government regulation and oversight in the United States. If the Company fails to obtain or maintain necessary regulatory clearances or approvals for its products, or if approvals or clearances for future products are delayed or not issued, it will negatively affect its business, financial condition and results of operations.

The Company’s laser products are medical devices subject to extensive regulation in the United States and elsewhere, including by the FDA and its foreign counterparts. Government regulations specific to medical devices are wide ranging and govern, among other things:

•	product design, development, manufacture, and release;

•	laboratory and clinical testing, labeling, packaging, storage and distribution;

•	product safety and efficacy;

•	pre-marketing clearance or approval;

•	service operations;

•	record keeping;

•	product marketing, promotion and advertising, sales and distribution;

•	post-marketing surveillance, including reporting of deaths or serious injuries and recalls and correction and removals;

•	post-market approval studies; and

•	product import and export.

The FDA classifies medical devices into one of three classes on the basis of the intended use of the device, the risk associated with the use of the device for that indication, as determined by the FDA, and on the controls deemed by the FDA to be necessary to reasonably ensure their safety and effectiveness.

Class I includes devices with the lowest risk to the patient and are those for which safety and effectiveness can be assured by adherence to the FDA’s General Controls for medical devices, which include compliance with the applicable portions of the FDA’s Quality System Regulation, facility registration and product listing, reporting of adverse medical events, and truthful and non-misleading labeling, advertising, and promotional materials. Class II devices are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include performance standards, post-market surveillance, patient registries and FDA guidance documents.

While most Class I devices are exempt from the premarket notification requirement, manufacturers of most Class II devices are required to submit to the FDA a premarket notification under Section 510(k) of the FDCA requesting permission to commercially distribute the device. The FDA’s permission to commercially distribute a device subject to a 510(k) premarket notification is generally known as 510(k) clearance. Devices deemed by the FDA to pose the greatest risks, such as life sustaining, life supporting or some implantable devices, or devices that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device, are placed in Class III, requiring approval of a PMA application. Some pre-amendment devices are unclassified, but are subject to FDA’s premarket notification and clearance process in order to be commercially distributed. The Company’s currently marketed products are Class II devices subject to 510(k) clearance, which the Company has obtained from the FDA.

Before a new medical device, or a new intended use of, claim for, or significant modification to an existing device, can be marketed in the United States, a company must first submit an application for and receive either 510(k) clearance pursuant to a premarket notification submitted under Section 510(k) of the FDCA, or PMA approval from the FDA, unless an exemption applies. The 510(k), or PMA processes can be expensive, lengthy and unpredictable. The FDA’s 510(k) clearance process usually takes from three to 12 months, but can last longer. The process of obtaining a PMA approval is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA approval generally requires the performance of one or more clinical trials. Despite the time, effort and cost, a device may not be approved or cleared by the FDA. Any delay or failure to obtain necessary regulatory clearances or approvals could harm its business. Furthermore, even if the Company is granted regulatory clearances or approvals, they may include significant limitations on the indicated uses for the device, which may limit the market for the device.

The Company has obtained 510(k) clearances to market its products. The FDA or other regulators could delay, limit, or deny clearance or approval of a device for many reasons, including:

•

the Company’s inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that the Company’s currently marketed devices, or any other future device, and any accessories are substantially equivalent to a legally marketed predicate device or safe or effective for their proposed intended uses;

•	the disagreement of the FDA with the design or implementation of any clinical trials or the interpretation of data from preclinical studies or clinical trials;

•	serious and unexpected adverse device effects experienced by participants in its clinical trials;

•	the insufficiency of the data from preclinical studies or clinical trials to support clearance or approval, where required;

•	the Company’s inability to demonstrate that the clinical and other benefits of the device outweigh the risks;

•	the failure of its manufacturing process or facilities to meet applicable requirements; and

•

the potential for approval policies or regulations of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering its clinical data or regulatory filings insufficient for clearance or approval.

The regulations to which the Company is subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on the Company’s ability to carry on or expand its operations, higher than anticipated costs or lower than anticipated sales. The FDA enforces these regulatory requirements through, among other means, periodic unannounced inspections. The Company does not know whether it will be found compliant in connection with any future regulatory inspections. Moreover, the FDA and state authorities have broad enforcement powers. The Company’s failure to comply with applicable regulatory requirements could result in enforcement action by any such agency. If any of these events were to occur, it would negatively affect the Company’s business, financial condition and results of operations.

If the Company fails to comply with applicable regulatory requirements, it could result in enforcement action by the U.S. FDA, federal and state agencies or international regulatory bodies and the Company’s commercial operations would be harmed.

The Company’s products are medical devices that are subject to extensive regulation in the U.S. by the FDA for manufacturing, labeling, sale, promotion, distribution and shipping. The FDA, state authorities and international regulatory bodies have broad enforcement powers. If the Company fails to comply with any U.S. law or any of the applicable regulatory requirements of the FDA, or federal or state agencies, or one of the international regulatory bodies, it could result in enforcement action by the agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, recall or seizure of the Company’s products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusing the Company’s requests for 510(k) clearance of new products, new intended uses, or modifications to existing products;

•	withdrawing 510(k) clearance or pre-market approvals that have already been granted; and

•	criminal prosecution.

Federal regulatory reforms and changes occurring at the FDA could adversely affect the Company’s ability to sell its products profitably and financial condition.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a device. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect the Company’s business and the Company’s products. Changes in FDA regulations may lengthen the regulatory approval process for medical devices and require additional clinical data to support regulatory clearance for the sale and marketing of the Company’s new products. In addition, it may require additional safety monitoring, labeling changes, restrictions on product distribution or use, or other measures after the introduction of the Company’s products to market. Either of these changes lengthen the duration to market, increase the Company’s costs of doing business, adversely affect the future permitted uses of approved products, or otherwise adversely affect the market for its products.

Changes in funding or disruptions at the FDA and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of the Company’s business may rely, which could negatively impact its business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies on which the Company’s operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new product applications to be reviewed and/or approved by necessary government agencies, which would adversely affect its business. For example, in response to the COVID-19 pandemic, the FDA has indicated that it will consider alternative methods for inspections and could exercise discretion on a case-by-case basis to approve products based on a desk review, if a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process its regulatory submissions, which could have a material adverse effect on the Company’s business.

If the Company fails to comply with the FDA’s Quality System Regulation and laser performance standards, the Company’s manufacturing operations could be halted, and its business would suffer.

The Company is currently required to demonstrate and maintain compliance with the FDA’s Quality System Regulation (the “QSR”). The QSR is a complex regulatory scheme that covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of the Company’s products. Because the Company’s products involve the use of lasers, the Company’s products also are covered by a performance standard for lasers set forth in FDA regulations. The laser performance standard imposes specific record-keeping, reporting, product testing and product labeling requirements. These requirements include affixing warning labels to laser products, as well as incorporating certain safety features in the design of laser products.

The FDA enforces the QSR and laser performance standards through periodic unannounced inspections. The Company has had multiple quality system inspections by the FDA, as well as audits, the Company’s Notified Body, and other foreign regulatory agencies, with the most recent inspection by the FDA occurring under the Medical Device Single Audit Program in January 2021. There were no significant findings or observations as a result of this audit. Failure to take satisfactory corrective action in response to an adverse QSR inspection or its failure to comply with applicable laser performance standards could result in enforcement actions, including a public warning letter, a shutdown of the Company’s manufacturing operations, a recall of its products, civil or criminal penalties, or other sanctions, such as those described in the preceding paragraph, which would cause its sales and business to suffer.

The Company is subject to the FDA’s Bioresearch Monitoring (“BIMO”) program. As such, the BIMO audits the Company and the Company is also subject to FDA regulations relating to the design and conduct of clinical trials. The Company is subject to unannounced BIMO audits, with the most recent inspection by FDA completed over five years ago in August 2016. There were no significant findings and only two observations as a result of this audit. The Company’s responses to these observations were accepted by the FDA. Failure to take satisfactory corrective action in response to an adverse BIMO inspection or the Company’s failure to comply with Good Clinical Practices could result in the Company no longer being able to sponsor Biomedical Research, the reversal of 510(k) clearances previously granted based on the results of clinical trials conducted to gain clinical data to support those 510(k) clearances, or enforcement actions, including a public warning letter, civil or criminal penalties, or other sanctions, such as those described in the preceding paragraph, which would cause the Company’s sales and business to suffer.

If the Company modifies one of its FDA-cleared devices, it may need to seek a new clearance, which, if not granted, would prevent the Company from selling its modified products or cause it to redesign its products.

Any modifications to an FDA-cleared device that could significantly affect its safety or effectiveness or that would constitute a major change in its intended use would require a new 510(k) clearance or possibly a pre-market approval. The Company may not be able to obtain additional 510(k) clearance or premarket approvals for new products or for modifications to, or additional indications for, its existing products in a timely fashion, or at all. Delays in obtaining future clearance would adversely affect its ability to introduce new or enhanced products in a timely manner, which in turn would harm its revenue and future profitability.

The Company has made modifications to its devices in the past and may make additional modifications in the future that it believes do not or will not require additional clearance or approvals. If the FDA disagrees, and requires new clearances or approvals for the modifications, the Company may be required to recall and to stop marketing the modified devices, which could harm the Company’s operating results and require it to redesign its products.

The Company may be unable to obtain or maintain international regulatory qualifications or approvals for its current or future products and indications, which could harm its business.

Sales of the Company’s products outside the U.S. are subject to foreign regulatory requirements that vary widely from country to country. In addition, exports of medical devices from the U.S. are regulated by the FDA. Complying with international regulatory requirements can be an expensive and time- consuming process and approval is not certain. The time required for obtaining clearance or approvals, if required by other countries, may be longer than that required for FDA clearance or approvals, and requirements for such clearances or approvals may significantly differ from FDA requirements. The Company may be unable to obtain or maintain regulatory qualifications, clearances or approvals in other countries. The Company may also incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals or qualifications. If the Company experience delays in receiving necessary qualifications, clearances or approvals to market its products outside the U.S., or if the Company fails to receive those qualifications, clearances or approvals, the Company may be unable to market its products or enhancements in international markets effectively, or at all, which could have a material adverse effect on the Company’s business and growth strategy.

Any defects in the design, material or workmanship of its products may not be discovered prior to shipment to customers, which could materially increase its expenses, adversely impact profitability and harm its business.

The design of the Company’s products is complex. To manufacture them successfully, the Company must procure quality components and employ individuals with a significant degree of technical expertise. If the Company’s designs are defective, or the material components used in its products are subject to wearing out, or if suppliers fail to deliver components to specification, or if its employees fail to properly assemble, test and package its products, the reliability and performance of its products could be adversely impacted.

If the Company’s products contain defects that cannot be repaired easily, inexpensively, or on a timely basis, the Company may experience:

•	damage to the Company’s brand reputation;

•	loss of customer orders and delay in order fulfillment;

•	increased costs due to product repair or replacement;

•	inability to attract new customers;

•	diversion of resources from the Company’s manufacturing and research and development departments into the Company’s service department;

•	changes in share-based compensation; and

•	legal action.

The occurrence of any one or more of the foregoing could materially increase expenses, adversely impact profitability and harm the Company’s business.

The Company’s products may cause or contribute to adverse medical events or be subject to failures or malfunctions that the Company is required to report to the FDA, and if the Company fails to do so, the Company would be subject to sanctions that could harm its reputation, business, financial condition and results of operations. The discovery of serious safety issues with its products, or a recall of the Company’s products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on the Company.

The Company is subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require the Company to report to the FDA when the Company receives or becomes aware of information that reasonably suggests that one or more of its products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of its obligation to report is triggered by the date the Company becomes aware of the adverse event as well as the nature of the event. The Company may fail to report adverse events of which it becomes aware within the prescribed timeframe. The Company may also fail to recognize that it has become aware of a reportable adverse event, especially if it is not reported to the Company as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If the Company fails to comply with its reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of its device clearance or approval, seizure of its products or delay in clearance or approval of future products.

The FDA and foreign regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. The Company may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by the Company could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future.

Depending on the corrective action the Company takes to redress a product’s deficiencies or defects, the FDA may require, or the Company may decide, that it will need to obtain new clearances or approvals for the device before the Company may market or distribute the corrected device. Seeking such clearances or approvals may delay its ability to replace the recalled devices in a timely manner. Moreover, if the Company does not adequately address problems associated with its devices, the Company may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties or civil or criminal fines.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. The Company may initiate voluntary withdrawals or corrections for its products in the future that the Company determines do not require notification of the FDA. If the FDA disagrees with its determinations, it could require the Company to report those actions as recalls and the Company may be subject to enforcement action. A future recall announcement could harm its reputation with customers, potentially lead to product liability claims against the Company and negatively affect its sales. Any corrective action, whether voluntary or involuntary, as well as defending itself in a lawsuit, will require the dedication of its time and capital, will distract management from operating its business and may harm its reputation and financial results.

The Company’s products may in the future be subject to product recalls that could harm its reputation, business and financial results.

Medical devices can experience performance problems in the field that require review and possible corrective action. The occurrence of component failures, manufacturing errors, software errors, design defects or labeling inadequacies affecting a medical device could lead to a government-mandated or voluntary recall by the device manufacturer, in particular when such deficiencies may endanger health. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. The Company may initiate voluntary recalls involving its products in the future that the Company determines do not require notification of the FDA. If the FDA disagrees with its determinations, they could require the Company to report those actions as recalls. Product recalls may divert management attention and financial resources, expose the Company to product liability or other claims, harm its reputation with customers and adversely impact its business, financial condition and results of operations.

Clinical trials may be necessary to support future product submissions to the FDA. The clinical trial process is lengthy and expensive with uncertain outcomes, and often requires the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Delays or failures in the Company’s clinical trials will prevent it from commercializing any modified or new products and will adversely affect its business, operating results and prospects.

The Company has conducted clinical trials in the past and will likely conduct clinical trials in the future. Initiating and completing clinical trials necessary to support any future product candidates, will be time-consuming and expensive and the outcome, uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product the Company advances into clinical trials may not have favorable results in later clinical trials. The results of preclinical studies and clinical trials of its products conducted to date and ongoing or future studies and trials of its current, planned or future products may not be predictive of the results of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. The Company’s interpretation of data and results from its clinical trials do not ensure that the Company will achieve similar results in future clinical trials. In addition, preclinical and clinical data are often susceptible to various interpretations and analyses, and many companies that have believed their products performed satisfactorily in preclinical studies and earlier clinical trials have nonetheless failed to replicate results in later clinical trials. Products in later stages of clinical trials may fail to show the desired safety and efficacy despite having progressed through nonclinical studies and earlier clinical trials. Failure can occur at any stage of clinical testing. The Company’s clinical studies may produce negative or inconclusive results, and it may decide, or regulators may require the Company, to conduct additional clinical and non-clinical testing in addition to those the Company has planned.

The initiation and completion of clinical studies may be prevented, delayed or halted for numerous reasons. The Company may experience delays in its ongoing or future clinical trials for a number of reasons, which could adversely affect the costs, timing or successful completion of the clinical trials, including related to the following:

•

the Company may be required to submit an IDE application to the FDA, which must be approved prior to commencing certain human clinical trials of medical devices, and the FDA may reject the Company’s IDE application and notify the Company that it may not begin clinical trials;

•	regulators and other comparable foreign regulatory authorities may disagree as to the design or implementation of its clinical trials;

•

regulators and/or an Institutional Review Board (“IRB”), or other reviewing bodies may not authorize the Company or its investigators to commence a clinical trial, or to conduct or continue a clinical trial at a prospective or specific trial site;

•

the Company may not reach agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•

clinical trials may produce negative or inconclusive results, and the Company may decide, or regulators may require the Company to conduct additional clinical trials or abandon product development programs;

•

the number of subjects or patients required for clinical trials may be larger than the Company anticipates, enrollment in these clinical trials may be insufficient or slower than the Company anticipates, and the number of clinical trials being conducted at any given time may be high and result in fewer available patients for any given clinical trial, or patients may drop out of these clinical trials at a higher rate than the Company anticipates;

•

the Company’s third-party contractors, including those manufacturing products or conducting clinical trials on the Company’s behalf, may fail to comply with regulatory requirements or meet their contractual obligations to the Company in a timely manner, or at all;

•	the Company might have to suspend or terminate clinical trials for various reasons, including a finding that the subjects are being exposed to unacceptable health risks;

•

the Company may have to amend clinical trial protocols or conduct additional studies to reflect changes in regulatory requirements or guidance, which it may be required to submit to an IRB and/or regulatory authorities for re-examination;

•

regulators, IRBs, or other parties may require or recommend that the Company or its investigators suspend or terminate clinical research for various reasons, including safety signals or noncompliance with regulatory requirements;

•	the cost of clinical trials may be greater than the Company anticipates;

•	clinical sites may not adhere to the clinical protocol or may drop out of a clinical trial;

•	the Company may be unable to recruit a sufficient number of clinical trial sites;

•

regulators, IRBs, or other reviewing bodies may fail to approve or subsequently find fault with its manufacturing processes or facilities of third-party manufacturers with which the Company enters into agreement for clinical and commercial supplies, the supply of devices or other materials necessary to conduct clinical trials may be insufficient, inadequate or not available at an acceptable cost, or the Company may experience interruptions in supply;

•	approval policies or regulations of the FDA or applicable foreign regulatory agencies may change in a manner rendering the Company’s clinical data insufficient for approval;

•	the Company’s current or future products may have undesirable side effects or other unexpected characteristics; and

•

impacts of regional or global public health crises including the ongoing COVID-19 pandemic could adversely affect any clinical trials the Company is conducting or plan to conduct, including delays or difficulties in enrolling or onboarding patients, initiating clinical sites, or obtaining the requisite regulatory approvals, interruption of key clinical trial activities, or supply chain disruptions that delay or make it more difficult or costly to obtain the supplies and materials the Company needs for clinical trials.

Any of these occurrences may significantly harm the Company’s business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of its product candidates.

Clinical trials must be conducted in accordance with the laws and regulations of the FDA and other applicable regulatory authorities’ legal requirements, regulations or guidelines, and are subject to oversight by these governmental agencies and IRBs at the medical institutions where the clinical trials are conducted. Conducting successful clinical studies will require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient participation and follow-up depends on many factors, including the size of the patient population, the nature of the trial protocol, the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects, the availability of appropriate clinical trial investigators, support staff, and proximity of patients to clinical sites and able to comply with the eligibility and exclusion criteria for participation in the clinical trial and patient compliance. For example, patients may be discouraged from enrolling in its clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of its products or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks or discomforts.

The Company depends on its collaborators and on medical institutions and CROs to conduct its clinical trials in compliance with good clinical practice (“GCP”) requirements. To the extent its collaborators or the CROs fail to enroll participants for its clinical trials, fail to conduct the study to GCP standards or are delayed for a significant time in the execution of trials, including achieving full enrollment, the Company may be affected by increased costs, program delays or both. In addition, clinical trials that are conducted in countries outside the United States may subject the Company to further delays and expenses as a result of increased shipment costs, additional regulatory requirements and the engagement of non-U.S. CROs, as well as expose the Company to risks associated with clinical investigators who are unknown to the FDA, and different standards of diagnosis, screening and medical care.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required and the Company may not adequately develop such protocols to support clearance and approval. Further, the FDA may require the Company to submit data on a greater number of patients than the Company originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis applicable to the Company’s clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of its products or result in the failure of the clinical trial. In addition, despite considerable time and expense invested in its clinical trials, the FDA may not consider the Company’s data adequate to demonstrate safety and efficacy. Such increased costs and delays or failures could adversely affect its business, operating results and prospects.

The results of the Company’s clinical trials may not support its product candidate claims or may result in the discovery of adverse side effects.

The Company cannot be certain that the results of its future clinical trials will support its future product claims or that the FDA will agree with its conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and the Company cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that its product candidates are safe and effective for the proposed indicated uses, which could cause the Company to abandon a product candidate and may delay development of others. Any delay or termination of the Company’s clinical trials will delay the filing of its product submissions and, ultimately, its ability to commercialize its product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the future product’s profile.

Product liability suits could be brought against the Company due to a defective design, material or workmanship or misuse of its products and could result in expensive and time-consuming litigation, payment of substantial damages and an increase in its insurance rates.

If the Company’s products are defectively designed, manufactured or labeled, contain defective components or are misused, the Company may become subject to substantial and costly litigation by the Company’s customers or their patients. Misusing the Company’s products or failing to adhere to operating guidelines could cause significant eye and skin damage, and underlying tissue damage. In addition, if its operating guidelines are found to be inadequate, the Company may be subject to liability. The Company has been involved, and may in the future be involved, in litigation related to the use of its products. Product liability claims could divert management’s attention from its core business, be expensive to defend and result in sizable damage awards against the Company. The Company may not have sufficient insurance coverage for all future claims. The Company may not be able to obtain insurance in amounts or scope sufficient to provide the Company with adequate coverage against all potential liabilities. Any product liability claims brought against the Company, with or without merit, could increase the Company’s product liability insurance rates or prevent the Company from securing continuing coverage, could harm its reputation in the industry and could reduce product sales. In addition, the Company historically experienced steep increases in its product liability insurance premiums as a percentage of revenue. If its premiums continue to rise, the Company may no longer be able to afford adequate insurance coverage.

If customers are not trained and/or the Company’s products are used by non-licensed practitioners, it could result in product misuse and adverse treatment outcomes, which could harm the Company’s reputation, result in product liability litigation, distract management and result in additional costs, all of which could harm the Company’s business.

If the Company’s products are used by non-licensed or untrained practitioners, it could result in product misuse and adverse treatment outcomes, which could harm the Company’s reputation and the Company’s business. U.S. federal regulations allow the Company to sell the Company’s products to or on the order of “licensed practitioners.” The definition of “licensed practitioners” varies from state to state. As a result, the Company’s products may be purchased or operated by physicians with varying levels of training, and in many states, by non-physicians, including nurse practitioners, chiropractors and technicians. Outside the U.S., many jurisdictions do not require specific qualifications or training for purchasers or operators of its products. The Company does not supervise the procedures performed with the Company’s products, nor does the Company require that direct medical supervision occur that is determined by state law. The Company and its distributors generally offer but do not require product training to the purchasers or operators of the Company’s products. In addition, the Company sometimes sells its systems to companies that rent its systems to third parties and that provide a technician to perform the procedures. The lack of training and the purchase and use of its products by non-physicians may result in product misuse and adverse treatment outcomes, which could harm the Company’s reputation and its business, and, in the event these actions result in product liability litigation, distract management and subject the Company to liability, including legal expenses.

The Company may be adversely affected by the effects of inflation.

Inflation has the potential to adversely affect the Company liquidity, business, financial condition and results of operations by increasing the Company’s overall cost structure. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, shipping costs, supply shortages, increased costs of labor, weakening exchange rates and other similar effects. As a result of inflation, the Company has experienced and may continue to experience, cost increases. Although the Company may take measures to mitigate the impact of this inflation, if these measures are not effective the Company’s business, financial condition, results of operations and liquidity could be materially adversely affected. Even if such measures are effective, there could be a difference between the timing of when these beneficial actions impact the Company’s results of operations and when the cost inflation is incurred.

The Company is currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine.

The Company’s business, financial condition and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions. U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions.

The Company has historically derived immaterial revenues from Ukraine and Russia and, while the ongoing conflict has not had materially adverse effect on the Company’s operations, the Company is continuing to monitor the situation in Ukraine and globally and assessing its potential impact on the Company’s business. Additionally, the recent military conflict in Ukraine has led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for the Company to obtain additional funds. Although the Company’s business has not been materially impacted by the ongoing military conflict between Russian and Ukraine to date, it is impossible to predict the extent to which the Company’s operations, or those of the Company’s suppliers and manufacturers, will be impacted in the short and long term, or the ways in which the conflict may impact the Company’s business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this offering memorandum.

The Company’s manufacturing operations are dependent upon third-party suppliers, making its vulnerable to supply shortages and price fluctuations, which could harm its business.

Many of the components and materials that comprise the Company’s products are currently manufactured by a limited number of suppliers. In addition, all of the Company’s skincare products are manufactured by its sole supplier, ZO. A supply interruption or an increase in demand beyond the Company’s current suppliers’ capabilities could harm the Company’s ability to manufacture its products until a new source of supply is identified and qualified. The Company’s reliance on these suppliers subjects the Company to a number of risks that could harm its business, including:

•	interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

•	delays in product shipments resulting from uncorrected defects, reliability issues or a supplier’s variation in a component;

•	lack of long-term supply arrangements for key components with the Company’s suppliers;

•	inability to obtain adequate supply in a timely manner, or on reasonable terms;

•

inability to redesign one or more components in the Company’s systems in the event that a supplier discontinues manufacturing such components and the Company’s inability to sources it from other suppliers on reasonable terms;

•	difficulty locating and qualifying alternative suppliers for the Company’s components in a timely manner; and

•	production delays related to the evaluation and testing of products from alternative suppliers and corresponding regulatory qualifications; and delay in supplier deliveries.

Any interruption in the supply of components or materials, or the Company’s inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair its ability to meet the demand of the Company’s customers, which would have an adverse effect on the Company’s business.

Risks related to the reduction or interruption in supply and an inability to develop alternative sources for supply may adversely affect the Company’s manufacturing operations and related product sales.

The Company maintains manufacturing operations at its facility in Brisbane, California, and purchases many of the components and raw materials used in manufacturing these products from numerous suppliers in various countries. Any problem affecting a supplier (whether due to external or internal causes) could have a negative impact on the Company.

In a few limited cases, specific components and raw materials are purchased from primary or main suppliers (or in some cases, a single supplier) for reasons related to quality assurance, cost-effectiveness ratio and availability. While the Company works closely with its suppliers to ensure supply continuity, the Company cannot guarantee that its efforts will always be successful. Moreover, due to strict standards and regulations governing the manufacture and marketing its products, it may not be able to quickly locate new supply sources in response to a supply reduction or interruption, with negative effects on its ability to manufacture its products effectively and in a timely fashion.

The Company manufactures its goods at the Brisbane, California site, as well as dual sourcing several product platforms at contract manufacturing shops for redundancy. A few of the product platforms such as Enlighten and excel HR are only capable of being produced at the single site in Brisbane, and as such the occurrence of a catastrophic disaster or other similar event could cause damage to its facilities and equipment, which might require the Company to cease or curtail sales of these sole sourced platforms.

The Company is vulnerable to damage from various types of disasters, including fires, earthquakes, terrorist acts, floods, power losses, communications failures, pandemics and similar events. If any such disaster were to occur, the Company may not be able to operate the Company’s business at the Company’s facility in Brisbane, California. Before the Company could manufacture products from a replacement facility, the Company’s manufacturing facilities which require regulatory agency approval, could require significant delays to obtain regulatory agency’s approval. The insurance the Company maintains may not be adequate to cover the Company’s losses resulting from disasters or other business interruptions. Therefore, any such catastrophe could seriously harm the Company’s business and consolidated results of operations.

Intellectual property rights may not provide adequate protection for some or all of the Company’s products, which may permit third parties to compete against the Company more effectively.

The Company relies on patent, copyright, trade secret and trademark laws and confidentiality agreements to protect the Company’s technology and products. As of January 19, 2022, the Company had 28 issued and unexpired U.S. patents, eight pending U.S. patent applications, and four pending international applications under the Patent Cooperation Treaty (“PCT”). Some of the Company’s components, such as the Company’s laser module, electronic control system and high-voltage electronics, are not, and in the future may not be, protected by patents. Additionally, the Company’s patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to the Company. Any patents the Company obtains may be challenged, invalidated or legally circumvented by third parties. Consequently, competitors could market products and use manufacturing processes that are substantially similar to, or superior to, the Company’s. The Company may not be able to prevent the unauthorized disclosure or use of the Company’s technical knowledge or other trade secrets by consultants, vendors, former employees or current employees, despite the existence generally of confidentiality agreements and other contractual restrictions. Monitoring unauthorized uses and disclosures of the Company’s intellectual property is difficult, and the Company does not know whether the steps it has taken to protect the Company’s intellectual property will be effective. Moreover, the laws of many foreign countries will not protect the Company’s intellectual property rights to the same extent as the laws of the U.S.

The absence of complete intellectual property protection exposes the Company to a greater risk of direct competition. Competitors could purchase one of the Company’s products and attempt to replicate some or all of the competitive advantages the Company derives from the Company’s development efforts, design around the Company’s protected technology, or develop their own competitive technologies that fall outside of the Company’s intellectual property rights. If the Company’s intellectual property is not adequately protected against competitors’ products and methods, the Company’s competitive position and its business could be adversely affected.

The Company may be involved in future costly intellectual property litigation, which could impact its future business and financial performance.

The Company’s competitors or other patent holders may assert that the Company’s present or future products and the methods the Company employs are covered by their patents. In addition, the Company does not know whether its competitors own or will obtain patents that they may claim prevent, limit or interfere with the Company’s ability to make, use, sell or import the Company’s products.

The Company may become involved in litigation not only as a result of alleged infringement of a third party’s intellectual property rights but also to protect the Company’s own intellectual property. For example, the Company has been involved in litigation to protect the trademark rights associated with its company name or the names of its products. Infringement and other intellectual property claims, with or without merit, can be expensive and time- consuming to litigate, and could divert management’s attention from its core business.

The expense and potential unavailability of insurance coverage for the Company’s customers could adversely affect its ability to sell its products, and therefore adversely affect its financial condition.

Some of the Company’s customers and prospective customers have had difficulty procuring or maintaining liability insurance to cover their operation and use of its products. Medical malpractice carriers are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, the Company’s customers may discontinue using the Company’s products and potential customers may opt against purchasing laser-based products due to the cost or inability to procure insurance coverage. The unavailability of insurance coverage for the Company’s customers and prospects could adversely affect its ability to sell its products, and that could harm its financial condition.

From time to time the Company may become subject to income tax audits or similar proceedings, and as a result the Company may incur additional costs and expenses or owe additional taxes, interest and penalties that may negatively impact its operating results.

The Company is subject to income taxes in the U.S. and certain foreign jurisdictions where it operates through a subsidiary, including Australia, Belgium, Canada, France, Germany, Hong Kong, Japan, Spain, Switzerland, Italy and the United Kingdom. The Company’s determination of its tax liability is subject to review by applicable domestic and foreign tax authorities.

The Company has gone through sales and income tax audits in the past. Although these audits did not result in any material adjustments, the final timing and resolution of any future tax examinations are subject to significant uncertainty and could result in the Company’s having to pay amounts to the applicable tax authority in order to resolve examination of its tax positions. An increase or decrease of tax related to tax examination resolution could result in a change in the Company’s income tax accrual and could negatively impact its financial position, results of operations or cash flows.

The Company may be adversely affected by changes in U.S. tax laws, importation taxes and other changes that may be imposed by the current administration.

The Company is subject to taxes in the U.S. and other jurisdictions. Tax rates in these jurisdictions may be subject to significant change due to economic and/or political conditions. A number of other factors may also impact the Company’s future effective tax rate including:

•	the jurisdictions in which profits are determined to be earned and taxed;

•	the resolution of issues arising from tax audits with various tax authorities;

•	changes in valuation of the Company’s deferred tax assets and liabilities;

•	increases in expenses not deductible for tax purposes, including write-offs and impairment of goodwill in connection with acquisitions;

•	changes in availability of tax credits, tax holidays, and tax deductions;

•	changes in share-based compensation; and

•	changes in tax laws or the interpretation of such tax laws and changes in generally accepted accounting principles.

Any acquisitions that the Company makes could result in operating difficulties, dilution, and other consequences that may adversely impact the Company’s business and results of operations.

While the Company from time to time evaluates potential acquisitions of businesses, products and technologies, and anticipates continuing to make these evaluations, the Company has no present understandings, commitments or agreements with respect to any material acquisitions or collaborative projects. The Company may not be able to identify appropriate acquisition candidates or strategic partners, or successfully negotiate, finance or integrate any businesses, products or technologies that the Company acquire.

The Company has limited experience as a team with acquiring companies and products. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from the Company’s core business and disrupt the Company’s operations and it may incur significant legal, accounting and banking fees in connection with such a transaction. Acquisitions could diminish the Company’s available cash balances for other uses, result in the incurrence of debt, contingent liabilities, or amortization expenses, and restructuring charges. Also, the anticipated benefits or value of its acquisitions or investments may not materialize and could result in an impairment of goodwill and/or purchased long-lived assets.

The Company’s failure to address these risks or other problems encountered in connection with the Company’s past or future acquisitions and investments could cause the Company to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm the Company’s business and the Company’s financial condition or results.

The Company’s failure to comply with rules relating to bribery, foreign corrupt practices, and privacy and security laws may subject the Company to penalties and adversely impact its reputation and business operations.

The Company’s business is subject to regulation and oversight worldwide including:

•

the FCPA, which prohibits corporations and individuals from paying, offering to pay or authorizing the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity;

•

the UK Bribery Act, which prohibits both domestic and international bribery, as well as bribery across both public and private sectors; and bribery provisions contained in the German Criminal Code, which, pursuant to draft legislation being prepared by the German government, may make the corruption and corruptibility of physicians in private practice and other healthcare professionals a criminal offense;

•

Health Insurance Portability and Accountability Act of 1996, as amended by The Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

•

analogous state and foreign law equivalents of each of the above laws, such as state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

The risk of being found in violation of these laws is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available under such laws, it is possible that some of the Company’s business activities, including the Company’s relationships with practitioners and thought leaders worldwide, some of whom recommend, purchase and/or use the Company’s devices, as well as the Company’s sales agents and distributors, could be subject to challenge under one or more of such laws. The Company is also exposed to the risk that the Company’s employees, independent contractors, principal investigators, consultants, vendors, independent sales agents and distributors may engage in fraudulent or other illegal activity. While the Company has policies and procedures in place prohibiting such activity, misconduct by these parties could include, among other infractions or violations, intentional, reckless and/or negligent conduct or unauthorized activity that violates FDA regulations, including those laws that require the reporting of true, complete and accurate information to the FDA, manufacturing standards, laws that require the true, complete and accurate reporting of financial information or data or other commercial or regulatory laws or requirements. It is not always possible to identify and deter misconduct by the Company’s employees and other third parties, and the precautions the Company takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations.

There are similar laws and regulations applicable to the Company outside the U.S., all of which are subject to evolving interpretations. Global enforcement of anti- corruption laws, including but not limited to the UK Bribery Act, the Brazil Clean Companies Act, and continued enforcement in the Europe, Middle East and Asia Pacific has increased substantially in recent years, with more frequent voluntary self-disclosures by companies, aggressive investigations and enforcement proceedings by governmental agencies, and assessment of significant fines and penalties against companies and individuals. The Company’s operations create the risk of unauthorized payments or offers of payments by one of its employees, consultants, sales agents, or distributors because these parties are not always subject to its control. It is the Company’s policy to implement safeguards to discourage these practices; however, its existing safeguards and any future improvements may prove to be less than effective, and its employees, consultants, sales agents, or distributors may engage in conduct for which the Company might be held responsible. Any alleged or actual violations of these regulations may subject the Company to government scrutiny, severe criminal or civil sanctions and other liabilities, and could negatively affect its business, reputation, operating results, and financial condition.

On July 27, 2017, the United Kingdom’s Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. These reforms may cause LIBOR to cease to exist, new methods of calculating LIBOR to be established or the establishment of an alternative reference rate(s). These consequences cannot be entirely predicted and could have an adverse impact on the market value for or value of LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by the Company. Changes in market interest rates may influence returns on financial investments and could reduce its earnings and cash flows.

While the Company believes it has a strong culture of compliance and adequate systems of control, and it seeks continuously to improve its systems of internal controls and to remedy any weaknesses identified, there can be no assurance that the policies and procedures will be followed at all times or will effectively detect and prevent violations of the applicable laws by one or more of its employees, consultants, agents or partners and, as a result, the Company may be subject to penalties and material adverse consequences on its business, financial condition or results of operations.

The Company has identified a material weakness in its internal control over financial reporting at its Japan subsidiary, which could, if not remediated, result in material misstatements in the Company’s financial statements.

The Company is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act. As disclosed in Item 9A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company identified a material weakness in its internal control over financial reporting relating to user access and segregation of duties conflicts at the Company’s Japan subsidiary. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. As a result of this material weakness, the Company concluded that its internal control over financial reporting was not effective based on criteria set forth by the Committee of Sponsoring Organization of the Treadway Commission in Internal Control-An Integrated Framework (2013).

To implement remedial measures as disclosed in Item 9A, the Company has begun the process of designing and implementing additional controls to detect potential unauthorized entries or transactions that may arise as a result of the user access and segregation of duties conflicts at the Company’s Japan subsidiary. If these remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in the Company’s internal control over financial reporting are discovered or occur in the future, the Company’s consolidated financial statements may contain material misstatements, and the Company could be required to restate its financial results. In addition, if the Company is unable to successfully remediate the material weakness and is unable to produce accurate and timely financial statements, the trading price of the notes and the common stock may be adversely affected.

Risks Related to the Notes

Although the notes are referred to as convertible senior notes, they are effectively subordinated to any of the Company’s secured debt and any liabilities of its subsidiaries.

The notes will be the Company’s senior unsecured obligations and will rank:

•	senior in right of payment to all of the Company’s indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to all of the Company’s unsecured indebtedness that is not so subordinated, including its obligations under the 2026 Notes;

•

effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including any amount outstanding under the Company’s senior credit facility; and

•	structurally junior to all indebtedness and other liabilities of the Company’s current or future subsidiaries (including trade payables).

In the event of the Company’s bankruptcy, liquidation reorganization or other winding up, the Company’s assets that secure secured indebtedness will be available to pay obligations on the notes only after all such secured indebtedness has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

In addition, the notes are the Company’s obligations exclusively and are not guaranteed by any of the Company’s subsidiaries. A portion of the Company’s operations are conducted through, and a portion of the Company’s consolidated assets are held by, the Company’s subsidiaries. Accordingly, the Company’s ability to service its debt, including the 2026 Notes and the notes, depends, in part, on the results of operations of the Company’s subsidiaries and upon the ability of such subsidiaries to provide the Company with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on the Company’s obligations, including the 2026 Notes and the notes. The Company’s subsidiaries are separate and distinct legal entities and have no obligation contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. The Company’s right to receive any assets of any of the Company’s subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization and, therefore, the right of the holders of the notes to participate in those assets, will be subject to prior claims of creditors of the subsidiary, including trade creditors, and such subsidiary may not have sufficient assets remaining to make any payments to the Company as a shareholder or otherwise. In addition, dividends, loans or other distributions to the Company from such subsidiaries may be subject to contractual and other restrictions and are subject to other business and tax considerations. The indentures governing the 2026 Notes and the notes will not prohibit the Company from incurring additional senior debt or secured debt, nor will it prohibit any of the Company’s current or future subsidiaries from incurring additional liabilities.

As of March 31, 2022, the Company had approximately $138.3 million of indebtedness for borrowed money outstanding. As of March 31, 2022, the Company’s subsidiaries had approximately $16.2 million of indebtedness or other liabilities (after excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP), to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the initial purchasers’ option to purchase additional notes) and the sale of the affiliated investor notes in the concurrent private placement and the 2026 Notes Exchange, the Company’s total indebtedness for borrowed money as of March 31, 2022 would have been $                million.

Regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

The Company expects that many investors in, and potential purchasers of, the notes will employ or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on the Company’s common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including the Company’s common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in or potential purchasers of, the notes to effect short sales of the Company’s common stock, borrow the common stock or enter into swaps on the Company’s common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of the Company’s common stock could adversely impact the trading price of the notes.

The Company expects that the trading price of the notes will be significantly affected by the market price of the common stock. The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of the Company’s common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this offering memorandum or the documents incorporated by reference in this offering memorandum or for reasons unrelated to the Company’s operations, many of which are beyond its control, such as reports by industry analysts, investor perceptions or negative announcements by its customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of the Company’s common stock would likely adversely impact the trading price of the notes. The market price of the Company’s common stock could also be affected by possible sales of the Company’s common stock by investors who view the notes as a more attractive means of equity participation in the Company and by hedging or arbitrage trading activity that the Company expects to develop involving the common stock. This trading activity could, in turn, affect the trading price of the notes.

The Company may still incur substantially more debt or take other actions which would intensify the risks discussed above.

The Company and its subsidiaries may incur substantial additional debt in the future, subject to the restrictions contained in the Company’s existing and future debt agreements, some of which may be secured debt. The Company will not be restricted under the terms of the indentures governing the

2026 Notes and the notes from incurring additional debt, securing existing or future debt, recapitalizing the Company’s debt, repurchasing the Company’s stock, pledging the Company’s assets, making investments, paying dividends, guaranteeing debt or taking a number of other actions that are not limited by the terms of the indentures governing the 2026 Notes and the notes that could have the effect of diminishing the Company’s ability to make payments on the 2026 Notes and the notes when due.

The Company may not have the ability to raise the funds necessary to settle conversions of the 2026 Notes or the notes in cash or to repurchase the 2026 Notes or the notes upon a fundamental change, and the Company’s future debt may contain limitations on its ability to pay cash upon conversion or repurchase of the 2026 Notes or notes.

Holders of the 2026 Notes and the notes will have the right to require the Company to repurchase all or a portion of their 2026 Notes or notes, as applicable, upon the occurrence of a fundamental change before the maturity date at a repurchase price equal to 100% of the principal amount of such notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the 2026 Notes and the notes, unless the Company elects to deliver solely shares of its common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), the Company will be required to settle a portion or all of its conversion obligation in respect of the 2026 Notes or the notes, as applicable, being converted in cash, as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” Moreover, the Company will be required to repay the 2026 Notes and the notes in cash at their maturity unless earlier converted, redeemed or repurchased. However, the Company may not have enough available cash or be able to obtain financing at the time it is required to make repurchases of any 2026 Notes or notes surrendered therefor or pay cash with respect to 2026 Notes or notes being converted or at their maturity.

In addition, the Company’s ability to repurchase the 2026 Notes or the notes or to pay cash upon conversions of the 2026 Notes or the notes or at their maturity may be limited by law, regulatory authority or agreements governing the Company’s future indebtedness. The Company’s failure to repurchase any 2026 Notes or notes at a time when the repurchase is required by the indenture governing such 2026 Notes or notes or to pay cash upon conversions of notes or at their maturity as required by such indenture would constitute a default under such indenture. A default under such indenture or the fundamental change itself could also lead to a default under agreements governing the Company’s existing and future indebtedness. Moreover, the occurrence of a fundamental change under the indenture could constitute an event of default under any such agreement. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, the Company may not have sufficient funds to repay the indebtedness.

The conditional conversion feature of the 2026 Notes or the notes, if triggered, may adversely affect the Company’s financial condition and operating results.

In the event the conditional conversion feature of the 2026 Notes or the notes is triggered, holders of the 2026 Notes or notes, as applicable, will be entitled to convert such notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless the Company elects to satisfy its conversion obligation by delivering solely shares of common stock (other than paying cash in lieu of delivering any fractional share), it would be required to settle a portion or all of the conversion obligation in cash, which could adversely affect the Company’s liquidity. In addition, even if holders of 2026 Notes or notes do not elect to convert their notes, the Company could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of such notes as a current rather than long-term liability, which would result in a material reduction of the Company’s net working capital.

Holders of notes will not be entitled to any rights with respect to the Company’s common stock, but they will be subject to all changes made with respect to the Company’s common stock to the extent the Company satisfies the conversion obligation, in whole or in part, with shares of common stock.

Holders of notes will not be entitled to any rights with respect to the Company’s common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on the common stock) prior to the conversion date relating to such notes (if the Company has elected to settle the conversion by delivering solely shares of the common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if the Company elects to pay and deliver, as the case may be, a combination of cash and shares of the Company’s common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting the common stock. For example, if an amendment is proposed to the Company’s certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if the Company has elected to settle the relevant conversion by delivering solely shares of the Company’s common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the observation period (if the Company elects to pay and deliver, as the case may be, a combination of cash and shares of the Company’s common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting the Company’s common stock.

The conditional conversion feature of the notes could result in you receiving less than the value of the Company’s common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding March 1, 2028, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may be unable to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which your notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of the Company’s common stock may decline after you exercise your conversion right but before the Company satisfies its conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of the Company’s common stock during the period from the date such holder surrenders notes for conversion until the date the Company satisfies its conversion obligation.

Upon conversion of the notes, the Company will satisfy the conversion obligation by paying or delivering, as the case may be, cash, shares of common stock, or a combination of cash and shares of common stock, at the Company option. If the Company satisfy its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 40 trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement upon Conversion,” this period would be: (i) subject to clause (ii), if the relevant conversion date occurs prior to March 1, 2028, the 40 consecutive trading day period beginning on and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs during a redemption period, the 40 consecutive trading days beginning on and including, the 41st scheduled trading day immediately preceding the date that is specified as the redemption date in the related notice of redemption; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after March 1, 2028, the 40 consecutive trading days beginning on and including, the 41st scheduled trading day immediately preceding the maturity date. Accordingly, if the price of the Company’s common stock decreases during this period, the value of consideration you receive will be adversely affected. In addition, if the market price of the Company’s common stock at the end of such period is below the average of the daily volume weighted-average prices of the common stock during such period, the value of any shares of the Company’s common stock that you will receive in satisfaction of the Company’s conversion obligation will be less than the value used to determine the number of shares that you will receive.

If the Company elects to satisfy the conversion obligation solely in shares of the Company’s common stock upon conversion of the notes, the Company will be required to deliver the shares of common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of the common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Company or any of the Company’s subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving the Company except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” and “Description of Notes—Consolidation, Merger or Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption.

If a make-whole fundamental change occurs prior to the maturity date or upon the Company’s issuance of a notice of redemption the Company will, under certain circumstances, increase the conversion rate by a number of additional shares of the Company’s common stock for notes converted in connection with such make-whole fundamental change or during the related redemption period. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date, as applicable, and the price paid (or deemed to be paid) per share of the Company’s common stock in such transaction or on such redemption notice date, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate you for any lost value of your notes as a result of such transaction or redemption. Furthermore, if the Company calls only a portion of the outstanding notes for redemption, only those notes called (or deemed called) for redemption will become convertible as a result of such call for redemption and only the conversion rate of notes converted in connection with such notice of redemption will be increased. Accordingly, notes not called for redemption will not become convertible if not otherwise convertible at such time and will remain outstanding, and may have reduced liquidity and a resulting reduced trading price. In addition, if the price of the Company’s common stock paid (or deemed to be paid) in the transaction or on the related redemption notice date, as applicable, is greater than $                per share or less than $                per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on the Company’s common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of the Company’s common stock for cash, that may adversely affect the trading price of the notes or the Company’s common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Provisions in the indentures governing the 2026 Notes and the notes may deter or prevent a business combination that may be favorable to you.

If a fundamental change occurs prior to the maturity date, holders of the 2026 Notes and the notes will have the right, at their option, to require the Company to repurchase all or a portion of their notes. In addition, if a make-whole fundamental change occurs prior the maturity date, the Company will in some cases be required to increase the conversion rate for a holder that elects to convert its notes in connection with such make-whole fundamental change. Furthermore, the indentures governing the 2026 Notes and the notes will prohibit the Company from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes the Company’s obligations under the 2026 Notes and the notes. These and other provisions in the indenture could deter or prevent a third party from acquiring the Company even when the acquisition may be favorable to you.

The 2026 Notes Exchange, and related transactions, may affect the value of the notes and the Company’s common stock.

Contemporaneously with the pricing of this offering, the Company intends to enter into privately negotiated transactions with certain holders of the 2026 Notes to exchange up to $69.1 million in aggregate principal amount of the 2026 Notes on terms to be negotiated with such holders for cash and shares of our common stock. The Company expects that holders of 2026 Notes that surrender their 2026 Notes for exchange in the 2026 Notes Exchange may enter into or unwind various derivatives with respect to the Company’s common stock (including entering into or unwinding derivatives with one or more of the initial purchasers in this offering or their respective affiliates) and/or purchase or sell shares of the Company’s common stock concurrently with or shortly after the pricing of the notes.

The 2026 Notes Exchange and the potential related market activities by holders of the 2026 Notes participating in the 2026 Notes Exchange (such as purchases of shares of the Company’s common stock that the Company expects may occur in connection with the 2026 Notes Exchange), could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, which may also affect the trading price of the notes at that time. This activity could affect the market price of the Company’s common stock concurrently with the pricing of the notes, and could result in a higher effective conversion price for the notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes offered hereby or the Company’s common stock.

The capped call transactions may affect the value of the notes and the Company’s common stock.

In connection with the pricing of the notes, the Company intends to enter into capped call transactions with the counterparties. The capped call transactions will cover, subject to customary adjustments, the number of shares of the Company’s common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of the notes in the manner described under “Description of Capped Call Transactions.” If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional capped call transactions with the counterparties.

The Company expects that, in connection with establishing their initial hedge of the capped call transactions, the counterparties or their respective affiliates may enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes, including with certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.

In addition, the Company expects that the counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock, or other securities of the Company, in secondary market transactions following the pricing of the notes and prior to the maturity of the notes and are likely to do so on each exercise date of the capped call transactions. This activity could also cause or prevent an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that you will receive upon conversion of the notes. The Company entered into substantially similar capped call transactions in connection with the sale of the 2026 Notes.

In addition, if any such capped call transactions fail to become effective, whether or not this offering of notes is completed, the counterparties (or their respective affiliates) may unwind their hedge positions with respect to the Company’s common stock, which could adversely affect the price of the Company’s common stock and the value of the notes.

The Company does not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the notes or the shares of the Company’s common stock. In addition, the Company does not make any representation that the counterparties will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The Company is subject to counterparty risk with respect to the capped call transactions.

The counterparties to the capped call transactions that the Company expects to enter into are financial institutions, and the Company will be subject to the risk that one or more of the counterparties may default or otherwise fail to perform, or may exercise certain rights to terminate, their obligations under the capped call transactions. The Company’s exposure to the credit risk of the counterparties will not be secured by any collateral.

Global economic conditions have in the past resulted in the actual or perceived failure or financial difficulties of many financial institutions. If a counterparty to one or more capped call transactions becomes subject to insolvency proceedings, the Company will become an unsecured creditor in those proceedings with a claim equal to the Company’s exposure at the time under such transaction. The Company’s exposure will depend on many factors but, generally, the Company’s exposure will increase if the market price or the volatility of the common stock increases. In addition, upon a default or other failure to perform, or a termination of obligations, by a counterparty, the counterparty may fail to deliver the consideration required to be delivered to the Company under the capped call transactions and the Company may experience more dilution than it currently anticipates with respect to the common stock. The Company can provide no assurances as to the financial stability or viability of the counterparties. The Company is subject to similar risks with respect to the capped call transactions it entered into in connection with the initial sale of the 2026 Notes.

Some significant restructuring transactions may not constitute a fundamental change, in which case the Company would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require the Company to repurchase all or a portion of your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by the Company may not constitute a fundamental change requiring the Company to offer to repurchase the notes. In the event of any such transaction the holders would not have the right to require the Company to repurchase the notes, even though each of these transactions could increase the amount of the Company’s indebtedness, or otherwise adversely affect the Company’s capital structure or any credit ratings, thereby adversely affecting the holders of notes. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”

The Company has not registered the notes or the common stock issuable upon conversion, if any, which will limit your ability to resell them.

The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act or any state securities laws. Unless the notes and any shares of common stock issuable upon conversion of the notes, if any, have been registered, they may not be transferred or resold except in a transaction exempt from or not subject to the registration requirements of the Securities Act and applicable state securities laws. The Company does not intend to file a registration statement for the resale of the notes and the common stock, if any, into which the notes are convertible. See “Description of Notes—No Registration Rights; Additional Interest.”

The Company cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and the Company does not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. The Company has been informed by the initial purchasers that they intend to make a market in the notes after the offering is completed. However, the initial purchasers may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in the Company’s financial performance or prospects or in the prospects for companies in the Company’s industry generally. As a result, the Company cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

The affiliated investor notes will initially be issued in certificated form, will be subject to different transfer restrictions than the notes offered hereby and will not initially be fungible with the notes offered hereby. Accordingly, we expect the affiliated investor notes to initially trade separately from the notes offered hereby, and we cannot assure you the affiliated investor notes will ever trade with the notes offered hereby.

Any adverse rating of the notes may cause their trading price to fall.

The Company does not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if the Company makes or fails to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to the Company’s common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in the Company could be treated as a deemed taxable dividend to you if the failure to adjust (or to adjust adequately) is made in connection with a distribution of cash or other property to the Company’s common stockholders. If a make-whole fundamental change occurs prior to the maturity date or the Company issues a notice of redemption under some circumstances, the Company will increase the conversion rate for notes converted in connection with the make-whole fundamental change or during the related redemption period. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Certain Material U.S. Federal Income Tax Considerations.” It is unclear whether any such deemed dividend would be eligible for the preferential tax treatment generally available for dividends paid by U.S. corporations to certain U.S. holders. If you are a non-U.S. holder (as defined under “Certain Material U.S. Federal Income Tax Considerations”), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments with respect to the notes (or common stock into which the notes convert). The Company does not currently expect to make distributions on its common stock, although no assurance can be given in this regard. See “Certain Material U.S. Federal Income Tax Considerations.”

The Company may redeem the notes at its option, which may adversely affect your return.

The Company may not redeem the notes prior to June 5, 2025. On or after June 5, 2025 the Company may redeem for cash all or any portion of the notes, at the Company’s option if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company calls any note for redemption, you may convert your note called for redemption (or any portion thereof) at any time prior to the close of business on the second scheduled trading day immediately preceding the applicable redemption date. Prevailing interest rates at the time the Company redeems the notes may be lower than the interest rate on the notes. Upon such redemption or conversion, the cash comprising the redemption price, in the case of a redemption, or the applicable conversion consideration, in the case of a conversion in connection with a redemption notice, in either case, may not fully compensate you for any future interest payments that you would have otherwise received or for any other lost time value of your notes. See “Description of Notes—Optional Redemption” and “Description of Notes—Conversion Rights—Conversion upon Notice of Redemption” for a more detailed description of the conditions under which the Company may redeem the notes.

The notes (other than the affiliated investor notes) will initially be held in book-entry form and, therefore, holders must rely on the procedures and the relevant clearing systems to exercise their rights and remedies.

Unless and until certificated notes are issued in exchange for book-entry interests in the notes, owners of the book-entry interests will not be considered owners or holders of notes. Instead, DTC, or its nominee, will be the sole holder of the notes. Payments of principal, interest (including any additional interest), cash amounts due upon conversion and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make the payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon the Company’s solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. The Company cannot assure holders that the procedures implemented for the granting of such proxies will be sufficient to enable holders to vote on any requested actions on a timely basis.

Risks Related to Ownership of the Company’s Common Stock

The trading price of the notes and common stock may fluctuate substantially due to several factors, some of which are discussed below. Further, the Company has a relatively limited number of shares of common stock outstanding, a large portion of which is held by a small number of investors, which could result in the increase in volatility of the trading price of the notes and the common stock.

There has been recent volatility in the price of the common stock. The Company believes this is due in part to the overall impact of COVID-19 on the aesthetic industry and its partial recovery, the remaining open territories associated with the Company’s North America salesforce, and other factors. As a result of the Company’s relatively limited public float, its common stock may be less liquid than the stock of companies with broader public ownership. Among other things, trading of a relatively small volume of the common stock may have a greater impact on the trading price for the notes and shares than would be the case if the Company’s public float were larger. The public market price of the common stock has in the past fluctuated substantially and, due to the current concentration of stockholders, the trading price of the notes and the common stock may continue to do so in the future. The trading price for the notes and common stock could also be affected by a number of other factors, including the general market conditions unrelated to the Company’s operating performance, including market volatility as a result of the COVID-19 outbreak.

The trading price for the notes and common stock could also be affected by a number of other factors, including:

•	the general market conditions unrelated to the Company’s operating performance;

•	sales of large blocks of the common stock, including sales by the Company’s executive officers, directors and large institutional investors;

•	quarterly variations in the Company’s, or the Company’s competitors’, results of operations;

•	actual or anticipated changes or fluctuations in the Company’s results of operations;

•	actual or anticipated changes in analysts’ estimates, investors’ perceptions, recommendations by securities analysts or the Company’s failure to achieve analysts ‘estimates;

•	the announcement of new products, service enhancements, distributor relationships or acquisitions by the Company or the Company’s competitors;

•	the announcement of the departure of a key employee or executive officer by the Company or the Company’s competitors;

•	regulatory developments or delays concerning the Company’s, or the Company’s competitors’ products; and

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the initiation of any litigation by the Company, including the lawsuit initiated by the Company on January 31, 2020 in Federal District Court in California against Lutronic Aesthetics, Inc. as previously disclosed on February 3, 2020, or against the Company.

Actual or perceived instability or volatility in the Company’s stock price could reduce demand from potential buyers of the Company’s stock, thereby causing the trading price of the notes and the common stock to either remain depressed or to decline further. In addition, if the market for medical-device company stocks or the stock market in general experiences a loss of investor confidence, the trading price of the notes and stock could decline for reasons unrelated to the Company’s business, results of operations or financial condition. The trading price of the notes and common stock might also decline in reaction to events that affect other companies in the Company’s industry even if these events do not directly affect the Company. In the past, following periods of volatility in the market price of a Company’s securities, securities class action litigation has often been brought against that company. Any future securities litigation could result in substantial costs and divert the Company’s management’s attention and resources from the Company’s business. This could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s annual and quarterly operating results may fluctuate in the future, which may cause the trading price of the notes and the common stock to decline.

The Company’s net sales, expenses and operating results may vary significantly from year to year and quarter to quarter for several reasons, including, without limitation:

•	the ability of the Company’s sales force to effectively market and promote the Company’s products, and the extent to which those products gain market acceptance;

•	the inability to meet the Company’s debt repayment obligations under its senior credit facility due to insufficient cash;

•	the possibility that cybersecurity breaches, data breaches, and other disruptions could compromise the Company’s information or result in the unauthorized disclosure of confidential information;

•	the existence and timing of any product approvals or changes;

•	the rate and size of expenditures incurred on the Company’s clinical, manufacturing, sales, marketing, and product development efforts;

•	the Company’s ability to attract and retain personnel;

•	the availability of key components, materials and contract services, which depends on the Company’s ability to forecast sales, among other things;

•	investigations of the Company’s business and business-related activities by regulatory or other governmental authorities;

•	variations in timing and quantity of product orders;

•	temporary manufacturing interruptions or disruptions;

•	the timing and success of new product and new market introductions, as well as delays in obtaining domestic or foreign regulatory approvals for such introductions;

•	increased competition, patent expirations or new technologies or treatments;

•	product recalls or safety alerts;

•	litigation, including product liability, patent, employment, securities class action, stockholder derivative, general commercial and other lawsuits;

•	volatility in the global market and worldwide economic conditions;

•	changes in tax laws, including changes domestically and internationally, or exposure to additional income tax liabilities;

•	the impact of the EU privacy regulations (GDPR) on the Company’s resources;

•	the financial health of the Company’s customers and their ability to purchase the Company’s products in the current economic environment;

•	other unusual or non-operating expenses, such as expenses related to mergers or acquisitions, may cause operating results to vary; and

•	an epidemic or pandemic, such as the current COVID-19 pandemic.

As a result of any of these factors, the Company’s consolidated results of operations may fluctuate significantly, which may in turn cause the trading price of the notes and the common stock to fluctuate.

Anti-takeover provisions contained in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Company’s amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by the Company’s board of directors. Among other things, the Company’s amended and restated certificate of incorporation and amended and restated bylaws include provisions:

•	authorizing a classified board of directors whose members serve staggered three-year terms;

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authorizing “blank check” preferred stock, which could be issued by the Company’s board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to its common stock;

•	limiting the liability of, and providing indemnification to, its directors and officers;

•	limiting the ability of its stockholders to call and bring business before special meetings;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of the Company’s stockholders and for nominations of candidates for election to its board of directors; and

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company’s management.

As a Delaware corporation, the Company is also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents certain stockholders holding more than 15% of its outstanding capital stock from engaging in certain business combinations without approval of the holders of at least two-thirds of the Company’s outstanding common stock not held by such stockholder.

Any provision of the Company’s amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of the Company’s capital stock, and could also affect the price that some investors are willing to pay for its common stock.

The Company’s business could be negatively affected by activist shareholders.

Responding to actions by activist shareholders could be costly and time-consuming, disrupt the Company’s operations and divert the attention of management and its employees. Additionally, perceived uncertainties as to the Company’s future direction as a result of shareholder activism or changes to the composition of its board of directors may lead to the perception of a change in the direction of its business or other instability, which may be exploited by its competitors, cause concern to the Company’s current or potential customers, and make it more difficult to attract and retain qualified personnel. If customers choose to delay, defer or reduce transactions with the Company or do business with its competitors instead of the Company, then the Company’s business, financial condition and operating results would be adversely affected. In addition, the share price of its common stock and the trading price of the notes could experience periods of increased volatility as a result of shareholder activism.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, its market or its competitors, or if they adversely change their recommendations regarding the common stock, the trading price and trading volume of the notes and the common stock could decline.

The trading market for the notes and the common stock will be influenced, to some extent, by the research and reports that securities or industry analysts publish about the Company, its business, its market or its competitors. If any of the analysts who cover the Company adversely change their recommendations regarding its common stock or provide more favorable recommendations about its competitors, the trading price of the notes and the common stock would likely decline. If any of the analysts who cover the Company cease coverage of the company or fail to regularly publish reports on it, the Company could lose visibility in the financial markets, which in turn could cause the trading price and trading volume of and the notes and the common stock to decline.

The Company does not expect to declare any dividends on its common stock in the foreseeable future.

The Company does not anticipate declaring any cash dividends to holders of its common stock in the foreseeable future. Consequently, investors may need to rely on sales of its common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase shares of its common stock.

If the Company raises additional capital through the sale of shares of the common stock, convertible securities or debt in the future, its stockholders’ ownership in the Company could be diluted and restrictions could be imposed on the Company’s business.

The Company may issue shares of its common stock or securities convertible into its common stock to raise additional capital in the future. To the extent the Company issues such securities, its stockholders may experience substantial dilution and the trading price of the common stock could decline. If the Company obtains funds through a credit facility or through the issuance of debt or preferred securities, such debt or preferred securities could have rights senior to the existing stockholders’ rights as a common shareholder, which could impair the value of the notes and the common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.
Date: May 24, 2022
	By:	/s/ Rohan Seth
Rohan Seth
Chief Financial Officer